                                  EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                              CISCO SYSTEMS, INC.

                                      AND

                       ARDENT COMMUNICATIONS CORPORATION


                                 June 23, 1997

                               TABLE OF CONTENTS


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ARTICLE I

         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Closing; Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Articles of Incorporation; Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.7     Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.8     No Further Ownership Rights in Target Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.9     Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.10    Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.11    Exemption from Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.12    Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF TARGET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.9     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.14    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.15    Certain Agreements Affected by the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.16    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.17    Interested Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.18    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.19    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.20    Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                       i.

         2.21    Complete Copies of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.22    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.23    Voting Agreement; Irrevocable Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.24    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.25    Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.26    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.27    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.28    Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.29    Representations Complete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.30    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.31    No Breach of Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.32    Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.33    Third Party Novation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.2     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.3     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.4     SEC Documents; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.5     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.8     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.9     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.10    Complete Copies of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.11    Broker's and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.12    Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.13    Representations Complete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE IV

         CONDUCT PRIOR TO THE EFFECTIVE TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1     Conduct of Business of Target and Acquiror . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2     Conduct of Business of Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.3     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V

         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1     Preparation of Information Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2     Meeting of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.3     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





                                      ii.

         5.4     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.5     Public Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.6     Consents; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.7     Shareholder Representation Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.8     Voting Agreement/Irrevocable Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.9     Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.10    Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.11    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.12    Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.13    Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.14    Listing of Additional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.15    Emloyees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.16    Employment Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.17    Benefit Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.18    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.19    Treatment as Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.20    Best Efforts and Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.21    Conversion of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VI

         CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . .  40
         6.2     Additional Conditions to Obligations of Target . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.3     Additional Conditions to the Obligations of Acquiror . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VII

         TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.3     Expenses and Termination Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.4     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.5     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII

         ESCROW AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.1     Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.2     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.3     Damage Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.4     Escrow Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.5     Claims upon Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.6     Objections to Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49





                                      iii.

         8.7     Resolution of Conflicts; Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.8     Shareholders' Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.9     Actions of the Shareholders' Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.10    Third-Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE IX

         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.1     Non-Survival at Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.4     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.5     Entire Agreement; Nonassignability; Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.6     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.7     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.8     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.9     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54





                                      iv.

SCHEDULES

Target Disclosure Schedule
Acquiror Disclosure Schedule

Schedule 2.10             -       Target Real Property
Schedule 2.11             -       Target Intellectual Property
Schedule 2.14             -       Target Employee Plans
Schedule 2.30             -       List of Material Contracts
Schedule 2.32             -       Third Party Consents
Schedule 2.33             -       Third Party Novation
Schedule 5.7(a)           -       Target Affiliates
Schedule 5.11             -       Holders of Outstanding Target Options
Schedule 5.15(a)          -       List of Employees
Schedule 6.3(f)           -       Target Anticipated Charges



EXHIBITS

Exhibit A                 -       Agreement of Merger
Exhibit B                 -       Exchange Ratio
Exhibit C                 -       Shareholder Representation Agreement
Exhibit D                 -       Voting Agreement
Exhibit E                 -       Escrow Agreement
Exhibit F                 -       Acquiror's Legal opinion
Exhibit G                 -       Target's Legal opinion
Exhibit H-1, et seq.      -       Employment Agreement
Exhibit I                 -       Employment Agreement for Wu-Fu Chen





                                       v.

                      AGREEMENT AND PLAN OF REORGANIZATION


                 This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 23, 1997, by and between Cisco Systems, Inc., a California corporation ("Acquiror") and Ardent Communications Corporation, a California corporation ("Target").

                                    RECITALS

                 A. The Boards of Directors of Target and Acquiror believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Acquiror combine into a single company through the statutory merger of Target with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

                 B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target ("Target Capital Stock") shall be converted into shares of common stock of Acquiror ("Acquiror Common Stock"), at the rate set forth herein.

                 C. Target and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

                 D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) of the Code.

                 E. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the affiliates of Target who are shareholders, officers or directors have on the date hereof entered into an agreement to vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

                 NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

                 1.1      The Merger.  At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Agreement of





                                       1.

Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the California Corporations Code ("California Law"), Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                 1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time").

                 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.4      Articles of Incorporation; Bylaws.

                          (a)     At the Effective Time, the Articles of
Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation.

                          (b)     The Bylaws of Acquiror, as in effect
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                 1.5 Directors and Officers. At the Effective Time, the directors of Acquiror, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Acquiror, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.





                                       2.

                 1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Target or the holders of any of Target's securities:

                          (a)     Conversion of Target Capital Stock.  The
maximum number of shares of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of options to purchase shares of Target Common Stock ("Target Options") assumed by Acquiror) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock including shares held by Acquiror and to be cancelled pursuant to Section 1.6(b) below, and all unexpired and unexercised options to acquire Target Capital Stock shall be equal to the greater of that number of shares of Acquiror Common Stock obtained by dividing $232,500,000 by (i) the average of the closing bid price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding and ending on the trading day immediately prior to the date of this Agreement or
(ii) the average of the closing bid price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding and ending on the trading day that is five (5) calendar days prior to the Closing Date (the "Total Acquiror Shares"), reduced as a result of any Dissenting Shares (as defined below) and any shares held by Acquiror and cancelled pursuant to Section 1.6(b) below. No other adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time not otherwise required by the immediately preceding sentence, or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding options to acquire Target Capital Stock. Subject to the terms and conditions of this Agreement and the Agreement of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock:

                          (A) At the Effective Time, each share of Target Common Stock (assuming the conversion of all outstanding Target Preferred Stock into Common Stock prior to the Effective Time) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with item (i) of Exhibit B hereof (the "Exchange Ratio").

                          (B) At the Effective Time, each Target Option granted and outstanding immediately prior to the Effective Time shall be converted and exchanged for options to purchase such number of shares of Acquiror





                                       3.

                 Common Stock as shall be determined in accordance with item
                 (ii) of Exhibit B hereof.

                          (b)     Cancellation of Target Capital Stock Owned by
Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                          (c)     Target Stock Option Plans.  At the Effective
Time, the Target 1996 Stock Option Plan, as amended (the "Target Stock Option Plan"), and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with
Section 5.11.

                          (d)     Adjustments to Exchange Ratio.  The Exchange
Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

                          (e)     Fractional Shares.  No fraction of a share of
Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing bid price of a share of Acquiror Common Stock for the ten most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market (the "Closing Price").

                          (h)     Dissenters' Rights.  Any Dissenting Shares
shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Target agrees that, except with the prior written consent of Acquiror, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of





                                       4.

Acquiror Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and the Agreement of Merger less the number of shares allocable to such shareholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to
Section 1.7(c) and Article VIII hereof.

                 1.7      Surrender of Certificates.

                          (a)     Exchange Agent.  BankBoston, N.A. shall act
as exchange agent (the "Exchange Agent") in the Merger.

                          (b)     Acquiror to Provide Common Stock and Cash.
Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e).

                          (c)     Exchange Procedures.  Promptly after the
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of





                                       5.

Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing seven and five tenths percent (7.5%) of the Total Acquiror Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                          (d)     Distributions With Respect to Unexchanged
Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

                          (e)     Transfers of Ownership.  If any certificate
for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                          (f)     No Liability.  Notwithstanding anything to
the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                          (g)     Dissenting Shares.  The provisions of this
Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and





                                       6.

the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

                 1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                 1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                 1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code.

                 1.11 Exemption from Registration. The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof. Acquiror shall use reasonable best efforts to prepare and file, as promptly as practicable, and, in any event, within 20 days following the Closing, a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of such shares of Acquiror Common Stock issued in connection with the Merger and Acquiror shall use reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until two (2) years after the Effective Time. Any such registration shall be subject to the normal terms and conditions used in connection with resale prospectuses.

                 1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and





                                       7.

possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

                 In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of such entity and its subsidiaries, taken as a whole.

                 In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

                 Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror as follows:

                 2.1 Organization, Standing and Power. Each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to date, to Acquiror. Neither Target nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights,





                                       8.

exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                 2.2 Capital Structure. The authorized capital stock of Target consists of 30,000,000 shares of Common Stock and 14,000,000 shares of Preferred Stock, of which there were issued and outstanding as of the close of business on June 23, 1997, 5,470,000 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock (the "Series A Preferred") and 11,000,000 shares of Series B Preferred Stock (the "Series B Preferred"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after June 23, 1997 other than pursuant to the exercise of options outstanding as of such date under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on June 23, 1997, Target has reserved (i) sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred and the Series B Preferred, and (ii) 3,780,000 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plan, of which no shares have been issued pursuant to option exercises or direct stock purchases, 3,629,500 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Since June 23, 1997, Target has not issued or granted additional options under the Target Stock Option Plan. Except for
(i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) to the best of Target's knowledge, between or among any of Target's shareholders, except for the shareholders delivering Irrevocable Proxies (as defined below). The terms of the Target Stock Option Plan permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target shareholders, or otherwise and without any acceleration of the exercise schedule or





                                       9.

vesting provisions in effect for those options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Acquiror. All outstanding Common Stock, Series A Preferred and Series B Preferred was issued in compliance with all applicable federal and state securities laws.

                 2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                 2.4 Financial Statements. Target has delivered to Acquiror its unaudited financial statements for the twelve-month period ended April 30, 1996, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the one-month period ended May 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are complete





                                      10.

and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except that the financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                 2.5 Absence of Certain Changes. Since May 31, 1997, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound;
(vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees or
(viii) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                 2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended May 31, 1997 (the "Target Balance Sheet"),
(ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

                 2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties





                                      11.

or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Schedule.

                 2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted or as proposed to be conducted by Target or any of its subsidiaries.

                 2.9 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

                 2.10 Title to Property. Target and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.





                                      12.

Schedule 2.10 identifies each parcel of real property owned or leased by Target or any of its subsidiaries.

                 2.11     Intellectual Property.

                 (a) Target and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Target and its subsidiaries as currently conducted or as proposed to be conducted by Target and its subsidiaries.

                 (b) Schedule 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product.

                 (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                 (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                 (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third





                                      13.

party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                 (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                 (g) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

                 2.12     Environmental Matters.

                 (a)      The following terms shall be defined as follows:

                 (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                 (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                 (iii) "Property" shall mean all real property leased or owned by Target or its subsidiaries either currently or in the past.

                 (iv) "Facilities" shall mean all buildings and improvements on the Property of Target or its subsidiaries.

                 (b) Target represents and warrants as follows: (i) to Target's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from





                                      14.

the Facilities; (ii) to Target's knowledge all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and
(iii) Target and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or to Target's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Target's knowledge, neither Target nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Target's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Target's knowledge, there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Target's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) to Target's knowledge, the Facilities and Target's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) to Target's knowledge, Target and its subsidiaries have all the permits and licenses required to be issued under Federal, State or local laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits.

                 2.13 Taxes. Target and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Target or any of its subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Target has paid or provided adequate accruals in accordance with generally accepted accounting principles in its Financial Statements for all Taxes payable with respect to taxable periods or portions thereof through May 31, 1997, whether or not such Taxes are shown as being due on any Tax Returns. Target will incur no Taxes for periods after May 31, 1997 through the Closing Date except in the ordinary course of business. There is (i) no material claim for Taxes that is a lien against the property of Target or any of its subsidiaries or, to Target's knowledge, is being asserted against Target or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its subsidiaries being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Target or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which Target or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which shareholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of





                                      15.

the Code. Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Target nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Target or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes. Target and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

                 2.14     Employee Benefit Plans.

                          (a)     Schedule 2.14 lists, with respect to Target,
any subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of





                                      16.

Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

                          (b)     Target has furnished to Acquiror a copy of
each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and to Target's knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

                          (c)     (i)  None of the Target Employee Plans
promises or provides retiree medical or other retiree welfare benefits to any person; (ii) to Target's knowledge, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) to Target's knowledge, each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice





                                      17.

requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and
(vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Target subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                          (d)     With respect to each Target Employee Plan,
Target and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                          (e)     The consummation of the transactions
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

                          (f)     There has been no amendment to, written
interpretation or announcement (whether or not written) by Target, any Target subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

                 2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to





                                      18.

any director or employee of Target or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                 2.16 Employee Matters. To Target's knowledge, Target and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target or any of its subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Target or any of its subsidiaries, threatened, between Target or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target nor any of its subsidiaries know of any activities or proceedings of any labor union or organize any such employees.

                 2.17 Interested Party Transactions. Neither Target nor any of its subsidiaries is indebted to any director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries.

                 2.18 Insurance. Target and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                 2.19 Compliance With Laws. Each of Target and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

                 2.20 Minute Books. The minute books of Target and its subsidiaries made available to Acquiror contain a complete and accurate summary, in all material respects, of all meetings of directors and shareholders or actions by written consent since





                                      19.

the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                 2.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

                 2.22 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                 2.23 Voting Agreement; Irrevocable Proxies. All of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act, and holders of more than 51% of the sum of (i) all of the Target Common Stock issued and outstanding and (ii) all of the Target Preferred Stock issued and outstanding, have agreed in writing to vote for approval of the Merger pursuant to voting agreements attached hereto as Exhibit D ("Voting Agreements"), and pursuant to Irrevocable Proxies attached thereto as Exhibit A ("Irrevocable Proxies").

                 2.24 Vote Required. The affirmative vote of the holders of a majority of each class of the shares of Target Capital Stock outstanding on the record date set for the Target Shareholders Meeting is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

                 2.25 Board Approval. The Board of Directors of Target has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and the Merger.

                 2.26 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since May 31, 1997, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with





                                      20.

generally accepted accounting principles applied on a consistent basis. Since May 31, 1997, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of May 31, 1997, Target did not have any inventory in the distribution channel.

                 2.27 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

                 2.28 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after the date hereof decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the Closing Date, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

                 2.29 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not





                                      21.

misleading; provided, however, that it is understood that any financial projections delivered by Target represent only Target's best estimate under the circumstances of what it reasonably believes (although it is not aware of any fact or information that would lead it to believe that such projections are misleading in any material respect) and are based upon assumptions set forth in such projections that Target believes were reasonable as of the time such projections were made. Target does not make any other representation or warranty regarding such projections other than as set forth in this Section 2.29.

                 2.30 Material Contracts. Except for the material contracts described in Schedule 2.30 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:

                          (a)     any distributor, sales, advertising, agency
or manufacturer's representative contract;

                          (b)     any continuing contract for the purchase of
materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

                          (c)     any contract that expires or may be renewed
at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

                          (d)     any trust indenture, mortgage, promissory
note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                          (e)     any contract for capital expenditures in
excess of $20,000 in the aggregate;

                          (f)     any contract limiting the freedom of the
Target to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

                          (g)     any contract pursuant to which the Target is
a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                          (h)     any contract with any person with whom the
Target does not deal at arm's length within the meaning of the Internal Revenue Code; or





                                      22.

                          (i)     any agreement of guarantee, support,
indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

                 2.31 No Breach of Material Contracts. The Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

                 2.32 Third Party Consents. Schedule 2.32 lists all contracts, under the heading "Contracts Requiring Novation or Consent to Assignment," that require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee (the "Contracts Requiring Novation or Consent to Assignment"). Such list is complete and accurate.

                 2.33 Third Party Novation. Schedule 2.33 includes every contract which, if no novation occurs to make Acquiror a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Acquiror's ability to operate the business in the same manner as the business was operated by Target prior to the Effective Time.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                 Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror represents and warrants to Target as follows:

                 3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a





                                      23.

true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and each of its subsidiaries, each as amended to date, to Target. Neither Acquiror nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                 3.2 Capital Structure. The authorized capital stock of Acquiror consists of 1,200,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on June 4, 1997, 669,703,621 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after June 4, 1997 upon the exercise of options issued under the Acquiror Amended and Restated 1987 Stock Option Plan, Acquiror 1996 Stock Incentive Plan, Crescendo Communications, Inc. 1990 Stock Option Plan, Newport Systems Solution, Inc. 1990 Stock Option Plan, Combinet, Inc. Incentive and Non-Qualified Stock Option Plan, Grand Junction Networks, Inc. 1992 Stock Plan, Kalpana, Inc. 1989 Stock Option Plan, TGV Software, Inc. 1990 Stock Option Plan and TGV Software, Inc. 1995 Stock Option Plan, StrataCom, Inc. 1986 Incentive Stock Option Plan, StrataCom, Inc. 1992 Directors' Stock Option Plan, StrataCom, Inc. 1994 Stock Option Plan, Telebit 1995 Stock Option Plan, Nashoba Networks, Inc. 1992 Stock Option Plan, Granite Systems, Inc. 1995 Stock Option Plan, Telesend, Inc. 1995 Stock Option Plan, and Netsys Technologies, Inc. 1995 Stock Option Plan (collectively, the "Acquiror Stock Option Plans"). All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business June 4, 1997, Acquiror has reserved 273,274,877 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plans, of which 168,852,854 shares have been issued pursuant to option exercises, and 90,843,593 shares are subject to outstanding, unexercised options. Other than pursuant to this Agreement and the Acquiror 1989 Employee Stock Purchase Plan, there are no other options, warrants, calls, rights, commitments or agreements of any





                                      24.

character to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or obligating Acquiror to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable state and federal securities laws.

                 3.3 Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligations of Acquiror. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror or the consummation by Acquiror of the transactions contemplated hereby, except for
(i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a registration statement with the SEC within 20 days after the Closing Date covering the resale of such shares of Acquiror Common Stock, (iii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under HSR, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement, and (viii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plan assumed by Acquiror.





                                      25.

                 3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since July 31, 1994, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

                 3.5 Absence of Certain Changes. Since January 25, 1997 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror or any of its subsidiaries; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to





                                      26.

the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any material contract entered into by Acquiror, other than in the ordinary course of business and as provided to Target, or any material amendment or termination of, or default under, any material contract to which Acquiror is a party or by which it is bound; or (vi) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

                 3.6 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended January 25, 1997 (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and
(iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

                 3.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

                 3.8 Governmental Authorization. Acquiror and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Acquiror or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Acquiror's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Acquiror Authorizations"), and all of such Acquiror Authorizations are in full force and effect, except where the failure to obtain or have any of such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on Acquiror.

                 3.9 Compliance With Laws. Each of Acquiror and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with





                                      27.

respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

                 3.10 Complete Copies of Materials. Acquiror has delivered or made available true and complete copies of each document which has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror and its subsidiaries.

                 3.11 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                 3.12 Board Approval. The Board of Directors of Acquiror has approved this Agreement and the Merger.

                 3.13 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

                 4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to pay and to cause its subsidiaries to pay debts and Taxes when due subject
(i) to good faith disputes over such debts or Taxes and (ii) to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others





                                      28.

having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                          (a)     Charter Documents.  Cause or permit any
amendments to its Articles of Incorporation or Bylaws, provided that Target may amend its Articles of Incorporation to allow holders of a majority of the Preferred Stock to convert all shares of Preferred Stock into Common Stock;

                          (b)     Dividends; Changes in Capital Stock.  Declare
or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                          (c)     Stock Option Plans, Etc.  Accelerate, amend
or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, except as required under written agreements outstanding on the date hereof and provided that Target may amend its option agreements and common stock purchase agreements in order to provide that upon the earlier of Target's acquisition or first customer shipment of one of Target's products, the vesting schedule will be changed to a four year vesting schedule pursuant to which twenty-five percent (25%) of the shares subject to the option would vest on the first anniversary of the vesting commencement date and 1/36th of the remaining shares would vest on a monthly basis thereafter.

                          (d)     Other.  Take, or agree in writing or
otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                 4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries





                                      29.

to do, cause or permit any of the following, without the prior written consent of Acquiror:

                          (a)     Material Contracts.  Enter into any material
contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

                          (b)     Issuance of Securities.  Issue, deliver or
sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that Target may seek shareholder approval of an increase of 280,000 shares under Target's 1996 Stock Option Plan and Target may grant options for the purchase of Target Common Stock under Target's 1996 Stock Option Plan not to exceed the Plan limit of 3,780,000 shares;

                          (c)     Intellectual Property.  Transfer to any
person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                          (d)     Exclusive Rights.  Enter into or amend any
agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                          (e)     Dispositions.  Sell, lease, license or
otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

                          (f)     Indebtedness.  Incur any indebtedness for
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                          (g)     Leases.  Enter into any operating lease in
excess of $10,000;

                          (h)     Payment of Obligations.  Pay, discharge or
satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;





                                      30.

                          (i)     Capital Expenditures.  Make any capital
expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                          (j)     Insurance.  Materially reduce the amount of
any material insurance coverage provided by existing insurance policies;

                          (k)     Termination or Waiver.  Terminate or waive
any right of substantial value, other than in the ordinary course of business;

                          (l)     Employee Benefit Plans; New Hires; Pay
Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director (except payments made pursuant to written agreements outstanding on the date hereof), or increase the salaries or wage rates of its employees;

                          (m)     Severance Arrangements.  Grant any severance
or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

                          (n)     Lawsuits.  Commence a lawsuit other than (i)
for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                          (o)     Acquisitions.  Acquire or agree to acquire by
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                          (p)     Taxes.  Other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, provided that Acquiror shall not unreasonably withhold its consent to any of the foregoing;

                          (q)     Notices.  Target shall give all notices and
other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority





                                      31.

under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

                          (r)     Revaluation.  Revalue any of its assets,
including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                          (s)     Other.  Take or agree in writing or otherwise
to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                 4.3 No Solicitation. Target and its subsidiaries and the officers, directors, employees or other agents of Target and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 7.3(f)) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's shareholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to shareholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided that in each such event Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a complete written summary thereof, if it is not in writing, and provides Acquiror with all documents containing or referring to non-public information of Target that are supplied to such third parties; provided further that (A) the Board of Directors of Target has determined, with the advice of Target's





                                      32.

investment bankers, that such third party is capable of making a Superior Proposal upon satisfactory completion of such third party's review of the information supplied by Target, (B) the third party has stated that it intends to make a Superior Proposal, (C) Target may not provide any non-public information to any such third party if it has not prior to the date thereof provided such information to Acquiror or Acquiror's representatives, and (D) Target provides such non-public information pursuant to a non-disclosure agreement at least as restrictive as to confidential information as the Confidentiality Agreement (as defined in Section 5.4); provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal unless Target shall have terminated this Agreement pursuant to Section 7.1(e) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                 5.1 Preparation of Information Statement. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, an Information Statement for the shareholders of Target to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by





                                      33.

reference therein not misleading or to comply with applicable law. Subject to the provisions of Section 4.3, the Information Statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

                 5.2 Meeting of Shareholders. Target shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Target Shareholders Meeting within forty-five (45) days of the date of this Agreement. Target shall consult with Acquiror regarding the date of the Target Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Shareholders Meeting without the consent of Acquiror. Target shall use its best efforts to solicit from shareholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

                 5.3      Access to Information.

                 (a) Each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each party agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                 (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                 (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty





                                      34.

contained herein or the conditions to the obligations of the parties to consummate the Merger.

                 5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated June 26, 1996 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                 5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                 5.6      Consents; Cooperation.

                 (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

                 (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any





                                      35.

decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) December 15, 1997 or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                 (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of the Surviving Corporation after the Effective Time or (ii) neither Target nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

                 5.7      Shareholder Representation Agreements.

                          (a)     Schedule 5.7(a) sets forth those persons who
may be deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list.

                          (b)     Target shall use its best efforts to deliver
or cause to be delivered to Acquiror, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the securityholders of Target, an executed Shareholder Representation Agreement (the "Shareholder Representation Agreement") in the form attached hereto as Exhibit C.

                 5.8 Voting Agreement/Irrevocable Proxies. Target shall use its best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause holders of more than 51% of the sum of (a) all shares of Target Common Stock issued and outstanding and (b) all shares of Target Preferred Stock issued and outstanding to execute and deliver to Acquiror a Voting Agreement substantially in the form of Exhibit D and an Irrevocable Proxy substantially in the form of Exhibit A attached thereto concurrently with the execution of this Agreement and in any event prior to the time that the Information Statement is mailed to the shareholders of Target.





                                      36.

                 5.9 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                 5.10 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use reasonable best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

                 5.11 Employee Benefit Plans. At the Effective Time, the Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plan, whether vested or unvested, will be assumed by Acquiror. Schedule 5.11 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.11 hereto current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Target Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Target Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's





                                      37.

assumption of the options in the Merger, except as set forth in Section 4.1(c) and Section 4.2(b) hereof. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 15 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

                 5.12 Escrow Agreement. On or before the Effective Time, the Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit E ("Escrow Agreement").

                 5.13 Form S-8. Acquiror agrees to file, no later than 20 days after the Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plan assumed by Acquiror. Target shall cooperate with and assist Acquiror in the preparation of such registration statement.

                 5.14 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror.

                 5.15 Emloyees. Set forth on Schedule 5.15 is a list of employees of Target to whom Acquiror will make an offer of employment pursuant to an Employment and Non-Competition Agreement, substantially in the form of
Exhibit I hereto for Wu-Fu Chen and Exhibit H- 1, et seq., hereto for the others on Schedule 5.15. Acquiror will negotiate in good faith to enter into an agreement with the employees on Schedule 5.15. Target shall cooperate with Acquiror to assist Acquiror in entering into an agreement with such employees.

                 5.16 Employment Policy. Acquiror and Target shall adopt and maintain in effect from the Closing for a minimum period of twenty-four
(24) months thereafter, an employment policy applicable to all employees of Target (other than those employees of Target who execute employment agreements with Acquiror as set forth on Exhibits H-1, et seq., whose employment shall be governed by such agreements), that shall provide: (i) no such employee shall be required to relocate to a facility outside the San Francisco Bay Area other than the one at which such employee is employed as of the Closing without the prior written approval of each of Wu-Fu Chen and John Chambers, and (ii) that no such employee may be terminated unless such termination is reviewed and approved in writing by each of Wu-Fu Chen and John Chambers.





                                      38.

Notwithstanding the foregoing, if Wu-Fu Chen and/or John Chambers is not employed by either Target or Acquiror such relocation or termination shall require the approval of Joseph Golden and/or Larry Carter, respectively. Termination pursuant to this policy shall be without prejudice to any other right or remedy to which the employer may be entitled either at law or in equity.

                 5.17 Benefit Arrangements. Acquiror covenants and agrees that to the extent the existing benefit plans and arrangements provided by Target to its employees are terminated or frozen with respect to benefit accrual or participation on or after the Effective Time, such employees shall be entitled to participate in all benefit plans and arrangements which are available and subsequently become available to Acquiror's employees on the same basis as Target's employees. For purposes of satisfying the terms and conditions of such plans, Acquiror shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service at Target prior to the Effective Time.

                 5.18 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expenses incurred by Target in excess of $160,000 for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors and accountants, if any, shall remain an obligation of Target's shareholders. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target shareholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Escrow Basket.

                 5.19 Treatment as Reorganization. Neither Target nor Acquiror shall take any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

                 5.20 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                 5.21 Conversion of Preferred Stock. Target shall use its reasonable best efforts to ensure that all of Target's outstanding Preferred Stock shall have been





                                      39.

converted into Common Stock in accordance with the Articles of Incorporation of Target.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                          (a)     Shareholder Approval.  This Agreement and the
Merger shall have been approved and adopted by the holders of a majority of the shares of Target Common Stock and Target Preferred Stock outstanding as of the record date set for the Target Shareholders Meeting, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of Target as is required by the terms of Section 280G(b)(5)(B).

                          (b)     No Injunctions or Restraints; Illegality.  No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                          (c)     Governmental Approval.  Acquiror and Target
and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

                          (d)     Tax Opinion.  Acquiror and Target shall have
received substantially identical written opinions of Acquiror's legal counsel and Target's legal counsel, respectively, in form and substance reasonably satisfactory to them, and dated





                                      40.

on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror and Target and certain shareholders of Target.

                          (e)     Escrow Agreement.  Acquiror, Target, Escrow
Agent and the Shareholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

                 6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                          (a)     Representations, Warranties and Covenants.
Except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                          (b)     Certificate of Acquiror.  Target shall have
been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                               (i)         except as disclosed in the Acquiror
Disclosure Schedule dated the date of this Agreement, all representations and warranties made by Acquiror under this Agreement are true and complete in all material respects; and

                              (ii)         all covenants, obligations and
conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

                          (c)     Legal Opinion.  Target shall have received a
legal opinion from Acquiror's legal counsel substantially in the form of Exhibit F hereto.

                 6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions





                                      41.

contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                          (a)     Representations, Warranties and Covenants.
Except as disclosed in the Target Disclosure Schedule dated the date of this Agreement and as specifically contemplated by this Agreement, (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                          (b)     Certificate of Target.  Acquiror shall have
been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                               (i)         except as set forth in the Target
Disclosure Schedule dated the date of this Agreement and as specifically contemplated by this Agreement, all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

                              (ii)         all covenants, obligations and
conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

                          (c)     Third Party Consents.  Acquiror shall have
been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.33 hereto, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target.

                          (d)     Injunctions or Restraints on Merger and
Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending.
In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.





                                      42.

                          (e)     Legal Opinion.  Acquiror shall have received
a legal opinion from Target's legal counsel, in substantially the form of Exhibit G.

                          (f)     No Material Adverse Changes.  Except as
disclosed in Schedule 6.3(f), there shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Target and its subsidiaries, taken as a whole.

                          (g)     Voting Agreements.  Acquiror shall have
received from holders of more than 51% of the sum of (a) all shares of Target Common Stock issued and outstanding and (b) all shares of Target Preferred Stock issued and outstanding an executed Voting Agreement in substantially the form attached hereto as Exhibit D.

                          (h)     Resignation of Directors.  The directors of
Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

                          (i)     Employment and Non-Competition Agreements.
The employees of Target set forth on Schedule 5.15 shall have accepted employment with Acquiror and shall have entered into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibit I (for Wu-Fu Chen) and Exhibits H-1, et. seq. for the other employees.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                 7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

                          (a)     by mutual consent duly authorized by the
Board of Directors of Acquiror and Target;

                          (b)     by either Acquiror or Target, if, without
fault of the terminating party, the Closing shall not have occurred on or before August 29, 1997, (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                          (c)     by Acquiror, if (i) Target shall breach any
representation, warranty, obligation or agreement hereunder and such breach shall not have been cured





                                      43.

within ten (10) business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Shareholders Meeting by August 29, 1997, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i), (ii) and (iii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement;

                          (d)     by Target, if Acquiror shall breach any
representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in willful breach of this Agreement;

                          (e)     by either Acquiror or Target if a Trigger
Event (as defined in Section 7.3(e)) or Takeover Proposal shall have occurred and the Board of Directors of Target in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after, in the case of termination by Target, determining that to cause Target to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the shareholders of Target; or

                          (f)     by Acquiror if (i) any permanent injunction
or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

                          (g)     by Target if (i) any permanent injunction or
other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

                 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this





                                      44.

Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                 7.3      Expenses and Termination Fees.

                          (a)     Subject to Sections 7.3(b), 7.3(c) and
7.3(d), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

                          (b)     In the event that (i) either Acquiror or
Target shall terminate this Agreement pursuant to Section 7.1(e), (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the shareholders of Target to approve this Agreement and, prior to the time of the meeting of Target's shareholders, there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal which at the time of the meeting of Target's shareholders shall not have been (x) rejected by Target and (y) withdrawn by the third party, or (iii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c), due in whole or in part to any failure by Target to use its best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event or (B) a Takeover Proposal which shall not have been (x) rejected by Target and (y) withdrawn by the third party, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition, Target shall promptly pay to Acquiror the sum of $14,000,000.

                          (c)     In the event that (i) Acquiror shall
terminate this Agreement pursuant to Section 7.1(c) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(f)(ii), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(g) within twelve months of the later of (x) such termination of this Agreement and (y) the payment of the above- described expenses, Target shall promptly pay to Acquiror the additional sum of $8,000,000.

                          (d)     In the event that Target shall terminate this
Agreement pursuant to Section 7.1(d) Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the





                                      45.

transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

                          (e)     As used herein, a "Trigger Event" shall occur
if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing 10% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 10% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 10% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

                          (f)     For purposes of this Agreement, "Takeover
Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its subsidiaries or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or a significant portion of the assets of, Target or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                          (g)     For purposes of Section 7.3(c) above, (A)
"consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its subsidiaries and (B) "consummation" of a Trigger Event





                                      46.

shall occur on the date any Person (other than any shareholder which currently owns 10% or more of the outstanding shares of capital stock of Target) or any of its affiliates or associates would beneficially own securities representing 10% or more of the voting power of Target, following a tender or exchange offer.

                 7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

                 7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

                 8.1 Escrow Fund. As soon as practicable after the Effective Time, 135,088 shares (the "Escrow Shares") shall be registered in the name of, and be deposited with, State Street Bank and Trust Company of California, N.A. (or other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit E. The Escrow Fund (but only up to the number of shares of Acquiror Common Stock, originally placed in the Escrow Fund) shall be available to compensate Acquiror pursuant to the indemnification obligations of the shareholders of Target.

                 8.2      Indemnification.

                 (a) Subject to the limitations set forth in this Article VIII, the shareholders of Target will indemnify and hold harmless Acquiror and the Surviving Corporation and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the





                                      47.

meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, indemnities from third parties, in the case of third party claims, by any amount actually recovered by Acquiror pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement. Acquiror and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund shall be the sole and exclusive remedy for any claims, demands, actions or other causes of action brought against Target or its shareholders, officers or directors.

                 (b) Acquiror and Target each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Acquiror would have agreed to issue in connection with the Merger. Nothing in this Agreement shall limit the liability (i) of Target for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Target shareholder in connection with any breach by such shareholder of the Shareholder Representation Agreement, Irrevocable Proxy or continuity of interest certificate(s) delivered in connection with the tax opinions to be rendered pursuant to Section 6.1(e).

                 8.3 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 8.5 below) identifying Damages the aggregate amount of which exceeds $150,000 (which aggregate amount cannot include any individual Damage items of $5,000 or less) has been delivered to the Escrow Agent as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of Damages; provided, however, that in no event shall Acquiror receive more than the number of shares of Acquiror Common Stock originally placed in the Escrow Fund. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

                 8.4 Escrow Period. The Escrow Period shall terminate (a) with respect to half of the Escrow Shares at the expiration of six (6) months after the Effective Time, provided, however, that any claims made pursuant to
Section 8.5 during such period shall be withheld providing resolution of such claim and (b) with respect to the remaining Escrow Shares, at the expiration of twelve (12) months after the Effective Time; provided, however, that a portion of the Escrow Shares, which is necessary to satisfy any





                                      48.

unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Claims made during the first six (6) months shall first be allocated to the Escrow Shares otherwise distrubitable pursuant to Section 8.4(a).

                 8.5      Claims upon Escrow Fund.

                 (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"):

                          (i)  stating that, with respect to the
                 indemnification obligations of the shareholders of Target set forth in Section 8.2(a), Damages exist in an aggregate amount greater than $150,000 (which aggregate amount cannot include any individual Damage items of $5,000 or less), and

                          (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.6, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

                 (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Closing Price. The Escrow Agent will learn what the Closing Price is pursuant to the Certificate furnished pursuant to Section 1(b) of the Escrow Agreement.

                 8.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section
8.8 below) and for a period of forty-five (45) days after receipt by the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with
Section 8.5 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate,





                                      49.

and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.

                 8.7      Resolution of Conflicts; Arbitration.

                 (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have forty-five (45) days to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                 (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                 (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this
Section 8.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one- half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target shareholders for whom shares of Target Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.





                                      50.

                 8.8      Shareholders' Agent.

                 (a) Joseph Golden shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target shareholders.

                 (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                 (c) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                 8.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

                 8.10 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow





                                      51.

Fund, Acquiror shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                 9.1 Non-Survival at Effective Time. The representations and warranties set forth in Articles III and IV will survive until the first anniversary of the Closing. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in
Article I, Section 5.4 (Confidentiality), 5.7 (Shareholder Representation Agreement), 5.11 (Employee Benefit Plans), 5.13 (Form S-8), 5.20 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment),
Article VIII and this Article IX shall survive the Effective Date and the Closing.

                 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                          (a)     if to Acquiror, to:

                                  Cisco Systems, Inc.
                                  170 W. Tasman Drive
                                  San Jose, CA  95134
                                  Attention:       President
                                  Facsimile No.: (408) 526-4100
                                  Telephone No.: (408) 526-4000





                                      52.

                                  with a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  2200 Geng Road
                                  Two Embarcadero Place
                                  Palo Alto, CA  94303
                                  Attention:       Edward M. Leonard
                                  Facsimile No.: (415) 496-2921
                                  Telephone No.: (415) 424-0160

                          (b)     if to Target, to:

                                  Ardent Communications Corporation
                                  3801 Zanker Road
                                  San Jose, CA  95134
                                  Attention:       President
                                  Facsimile No.: (408) 324-0261
                                  Telephone No.: (408) 324-0260

                                  with a copy to:

                                  Venture Law Group
                                  2800 Sand Hill Road
                                  Menlo Park, CA  94040
                                  Attention:       David C. Lee
                                  Facsimile No.: (415) 233-8386
                                  Telephone No.: (415) 854-4488

                 9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 23, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.





                                      53.

                 9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and except for the Agreement, dated November 27, 1996, by and among Acquiror, Target and certain shareholders of Target, which shall continue in full force and effect until the Effective Time, and shall survive any termination of this Agreement and the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) and (c)-(e), 1.7, 1.9-1.11, 5.11 and 5.13; and (c)
shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                 9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                 9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this





                                      54.

Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





                                      55.

                 IN WITNESS WHEREOF, Target and Acquiror have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.



                                    TARGET



                                   By: /s/ Wu-Fu Chen
                                      --------------------------------
                                      Name: Wu-Fu Chen
                                            --------------------------
                                      Title: President and Chief
                                      Executive Officer
                                      --------------------------------


                                      ACQUIROR



                                       By: /s/ Larry Carter
                                           ------------------------------
                                           Name: Larry Carter
                                                 ------------------------
                                           Title: Chief Financial Officer
                                                 ------------------------





            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                 SCHEDULE 2.10

                              TARGET REAL PROPERTY



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 2.11

                          TARGET INTELLECTUAL PROPERTY



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 2.14

                             TARGET EMPLOYEE PLANS



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 2.30

                           LIST OF MATERIAL CONTRACTS



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 2.32

                              THIRD PARTY CONSENTS



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 2.33

                              THIRD PARTY NOVATION



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                SCHEDULE 5.7(A)

                               TARGET AFFILIATES



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                 SCHEDULE 5.11

                     HOLDERS OF OUTSTANDING TARGET OPTIONS



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                SCHEDULE 5.15(A)

                               LIST OF EMPLOYEES



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                SCHEDULE 6.3(F)

                           TARGET ANTICIPATED CHARGES



        Will be furnished supplementally upon request by the Securities and Exchange Commission.

                                   EXHIBIT A

                              AGREEMENT OF MERGER

                              AGREEMENT OF MERGER

                                       OF

                              CISCO SYSTEMS, INC.

                                      AND

                       ARDENT COMMUNICATIONS CORPORATION


                 This Agreement of Merger, dated as of the 25th day of July, 1997 ("Merger Agreement"), between Cisco Systems, Inc., a California corporation ("Acquiror"), and Ardent Communications Corporation, a California corporation ("Target").

                                    RECITALS

         A. Target was incorporated in the State of California on June 20, 1996 and on the date hereof has 5,470,000 shares of Common Stock outstanding ("Target Common Stock"), 3,000,000 shares of Series A Preferred Stock outstanding (the "Target Series A Preferred Stock") and 11,000,000 shares of Series B Preferred Stock outstanding (the "Target Series B Preferred Stock"). The Target Series A Preferred Stock and Series B Preferred Stock are hereinafter referred to as the "Target Preferred Stock," and together with the Target Common Stock as the "Target Shares."

         B. Acquiror and Target have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

         C. The Boards of Directors of Target and Acquiror deem it advisable and in their mutual best interests and in the best interests of the shareholders of Target, that Target be acquired by Acquiror through a merger ("Merger") of Target with and into Acquiror.

         D. The Boards of Directors of Acquiror and Target and the shareholders of Target have approved the Merger.

                                   AGREEMENTS

                 The parties hereto hereby agree as follows:

                 1. Target shall be merged with and into Acquiror, and Acquiror shall be the surviving corporation.

                 2. The Merger shall become effective at such time (the "Effective Time" of the Merger) as this Merger Agreement and the officers' certificate of Target is filed with the Secretary of State of the State of California pursuant to Section 1103 of the Corporations Code of the State of California.

                 3. Immediately prior to the Effective Time of the Merger, each share of Target Preferred Stock will convert to Target Common Stock. At the Effective Time of the Merger (i) all shares of Target Common Stock that are owned directly or indirectly by Target, Acquiror or any other subsidiary of Acquiror shall be cancelled, and no securities of Acquiror or other consideration shall be delivered in exchange therefor, and (ii) each of the issued and outstanding shares of Target Common Stock (other than shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of the California Corporations Code, referred to hereinafter as "Dissenting Shares") shall be converted automatically into and exchanged for .150916 of a share of Acquiror Common Stock; provided, however, that no more than 3,486,084 shares of Common Stock of Acquiror shall be issued in such exchange (including Acquiror Common Stock reserved for issuance upon exercise of Target options assumed by Acquiror). Those shares of Acquiror Common Stock to be issued as a result of the Merger are referred to herein as the "Acquiror Shares".

                 4. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Acquiror Common Stock in accordance with Section 3.

                 5. Notwithstanding any other term or provision hereof but subject to the proviso in the second sentence of Section 3, no fractional shares of Acquiror Common Stock shall be issued, but in lieu thereof each holder of Target Shares who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Acquiror Common Stock shall receive from Acquiror an amount of cash equal to the per share market value of Acquiror Common Stock (deemed to be $78.11) multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Target shareholder





                                       2.

shall be aggregated, so that no Target shareholder shall receive cash in an amount greater than the value of one full share of Acquiror Common Stock.

                 6. The conversion of Target Common Stock into Acquiror Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Target Common Stock shall thereupon be entitled to receive shares of Acquiror Common Stock in accordance with Section 3. Such shareholder shall receive certificates that represent that number of shares of Acquiror Common Stock in accordance with the following procedures:

                          (a)     As soon as practicable after the Effective
Time of the Merger, Acquiror shall make available for exchange in accordance with Section 3, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to Section 3 in exchange for outstanding shares of Target Common Stock.

                          (b)     Within 15 days after the Effective Time of
the Merger, the Exchange Agent (as defined in Section 1.7 of the Agreement and Plan of Reorganization) shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Target Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates evidencing Acquiror Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor the number of shares of Acquiror Common Stock to which the holder of Target Shares is entitled pursuant to Section 3 hereof and is represented by the certificate so surrendered, along with a check representing the value of any fractional shares as defined pursuant to Section 5 hereof, less such number of shares to be deposited in an escrow fund on such holder's behalf pursuant to Article VIII of the Agreement and Plan of Reorganization. The certificate so surrendered shall forthwith be cancelled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII of the Agreement and Plan of Reorganization, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII of the Agreement and Plan of Reorganization) a certificate or certificates representing 135,088 shares of Acquiror Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 6(b). Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII of the Agreement and Plan of Reorganization. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII





                                       3.

of the Agreement and Plan of Reorganization. In the event of a transfer of ownership of Target Shares which is not registered in the transfer records of Target, Acquiror Common Stock may be delivered to a transferee if the certificate representing such Target Shares is presented to Acquiror and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 6, each certificate shall be deemed at any time after the Effective Time of Merger to represent the right to receive upon such surrender such number of shares of Acquiror Common Stock as provided by Section 3 and the provisions of applicable law.

                          (c)     No dividends on the Acquiror Shares shall be
paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Acquiror Shares so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

                          (d)     All Acquiror Shares delivered upon the
surrender for exchange of Target Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Shares. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Target Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to Acquiror for any reason, they shall be cancelled and exchanged as provided in this Section 6.

                 7. At the Effective Time of the Merger, the separate existence of Target shall cease, and Acquiror shall succeed, without other transfer, to all of the rights and properties of Target and shall be subject to all the debts and liabilities thereof in the same manner as if Acquiror had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Target shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

                 8. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                 9.       (a)     The Amended and Restated Articles of
Incorporation of Acquiror in effect immediately prior to the Effective Time shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation unless and until thereafter amended.

                          (b)     The Bylaws of Acquiror in effect immediately
prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until





                                       4.

amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                          (c)     The directors and officers of Acquiror
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

                 10.      (a)     Notwithstanding the approval of this Merger
Agreement by the shareholders of Target, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Acquiror and Target.

                          (b)     Notwithstanding the approval of this Merger
Agreement by the shareholders of Target, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

                          (c)     In the event of the termination of this
Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Target or Acquiror or their respective officers or directors, except as otherwise provided in the Agreement and Plan of Reorganization.

                          (d)     This Merger Agreement may be signed in one or
more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                          (e)     This Merger Agreement may be amended by the
parties hereto any time before or after approval hereof by the shareholders of Target, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.





                                       5.

                 IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.


                                       CISCO SYSTEMS, INC.



                                       By: /s/ John T. Chambers
                                          -------------------------------
                                          John T. Chambers, President
                                          and Chief Executive Officer





By: /s/ Larry R. Carter
   ------------------------------------------
   Larry R. Carter, Secretary





                                       6.

                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                                       ARDENT COMMUNICATIONS CORPORATION



                                       By:  /s/ Joseph Golden
                                           --------------------------------
                                           Joseph Golden, Chief Operating
                                           Officer and Vice President of
                                           Marketing and Operations





By: /s/ Joseph Golden
   --------------------------
   Joseph Golden
   Assistant Secretary





                                       7.

                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                             OFFICERS' CERTIFICATE
                                       OF
                       ARDENT COMMUNICATIONS CORPORATION

                 Joseph Golden, Chief Operating Officer, Vice President of Marketing and Operations and Assistant Secretary, of Ardent Communications Corporation, a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

                 1. That he is the duly elected, acting and qualified Chief Operating Officer, Vice President of Marketing and Operations and the Assistant Secretary of the Corporation.

                 2. There are two authorized classes of shares, consisting of 30,000,000 shares of Common Stock and 14,000,000 shares of Preferred Stock. There were 5,470,000 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock and 11,000,000 shares of Series B Preferred Stock outstanding and entitled to vote on the Agreement of Merger in the form attached.

                 3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the General Corporation Law of the State of California.

                 4. Approval of the Agreement of Merger by the holders of at least 51% of the outstanding shares of Common Stock, 51% of the outstanding shares of Series A Preferred Stock and 51% of the outstanding shares of Series B Preferred Stock was required. The percentage of the outstanding shares of each class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

                 Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in _____________, California, on ____________, 1997.



                                       ----------------------------------------
                                       _______________, Chief Operating Officer and Vice President of Marketing and Operations




                                       ----------------------------------
                                       Joseph Golden, Assistant Secretary





                                       2.

                                   EXHIBIT B

                                 EXCHANGE RATIO


Item (i).

                 The greater of that number of shares of Acquiror Common Stock equal to $232,500,000 divided by (i) the average of the closing bid price for a share of Acquiror Common Stock as quoted on the NASDAQ National Market for the ten (10) trading days immediately preceding and ending on the trading day immediately prior to the date of this Agreement or (ii) the average of the closing bid price for a share of Acquiror Common Stock as quoted on the NASDAQ National Market for the ten (10) trading days immediately preceding and ending on the trading day that is five (5) calendar days prior to the Closing Date (the "Total Acquiror Shares") shall be available for the conversion and exchange of all outstanding Target Common Stock (assuming the conversion of all Target Series A Preferred Stock and Series B Preferred Stock (collectively, "Target Preferred Stock")), the assumption of all outstanding Target Options and the conversion of all Target Rights into rights to acquire Acquiror Common Stock, all as set forth in Section 1.6 of the Agreement. The exact exchange ratio for Target Common Stock shall be determined by dividing 3,486,084 (or such lesser number as remains after giving effect to the Target Preferred Stock liquidation preference, if any) by the sum of (i) the number of shares of outstanding Target Common Stock (after conversion of the Target Preferred Stock) and (ii) the number of shares of Target Common Stock underlying all outstanding Target Options and Target Rights. If the Liquidation Rights contained in Article III(2) of Target's Amended and Restated Articles of Incorporation shall apply, then the exchange ratio for Target Preferred Stock shall be determined in accordance with such Article III(2) and the 3,486,084 share number in the preceding sentence shall be reduced to the extent necessary to satisfy the aggregate Target Preferred Stock liquidation preference as so determined. Of such 3,486,084 shares of Acquiror Common Stock exchanged for shares of Target Preferred and Common Stock, seven and five tenths percent (7.5%) shall be deposited in the Escrow Fund as set forth in Section 8.1 of the Agreement.

                 Assuming the conversion of each outstanding share of Target Preferred Stock to Target Common Stock immediately prior to the Effective Time of the Merger, each share of Target Common Stock issued and outstanding immediately following the conversion of Target Preferred Stock prior to the Effective Time (other than cancelled shares and Dissenting Shares) shall be exchanged for .150916(1) of a share of Acquiror Common Stock. The calculation of the foregoing exchange ratio shall be determined by referring to the capitalization numbers that include all shares of capital stock owned by Acquiror immediately prior to the Effective Time.


Item (ii).

                 Each Target Option shall become exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (a) the number of shares of Target Common Stock that were purchasable under such Target Option and (b) .150916(1) (as calculated pursuant to Item (i) above), such product rounded down to the nearest whole number of shares of Acquiror Common Stock.
The exercise price of each Target Option shall equal the quotient obtained by dividing (a) the per share exercise price of the Target Option by (b) .150916(1) (as calculated pursuant to Item (i) above.)

                 Each Target Right shall become exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (a) the number of shares of Target Common Stock that were purchasable under such Target Right and
(b) .150916(1) (as calculated pursuant to Item (i) above), such product rounded down to the nearest whole number of shares of Acquiror Common Stock. The exercise price of each Target Right shall equal the quotient obtained by dividing (a) the per share exercise price of the Target Right by (b) .150916(1) (as calculated pursuant to Item (i) above.)





 ____________________

              (1) See Tab __, certified copy of the Agreement of Merger, for the final, revised exchange ratio.

                                   EXHIBIT C

                      SHAREHOLDER REPRESENTATION AGREEMENT



         THIS SHAREHOLDER'S REPRESENTATION AGREEMENT (the "Shareholder's Agreement") is entered into as of the 23rd day of June, 1997 between Cisco Systems, Inc., a California corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of Ardent Communications Corporation, a California corporation ("Target").

                                    RECITALS

         A. Target and Acquiror, a California corporation, have entered into an Agreement and Plan of Reorganization, dated as of June 23, 1997 (the "Reorganization Agreement"), pursuant to which Target will be merged into Acquiror (the "Merger").

         B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of Common Stock of Acquiror (the "Acquiror Shares").

         C. The parties to the Reorganization Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) of the Code.

         D. Pursuant to the Reorganization Agreement, an Escrow Agreement attached thereto as Exhibit E (the "Escrow Agreement") shall be entered into between the Acquiror and Joseph Golden as agent ("Shareholders' Agent") of the former shareholders of Target;

         E. Concurrent with the execution of the Reorganization Agreement and as an inducement to Acquiror to enter into the Reorganization Agreement, certain of the affiliates of Target who are shareholders, officers or directors have on the date hereof entered into an agreement to vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Shareholder's Agreement, it is hereby agreed as follows:

                 1.       The undersigned Shareholder hereby agrees that:

                          (a)     (i) The undersigned Shareholder has, and as
of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (other than a distribution by a partnership to its partners) that results in any reduction in the risk of ownership (collectively, a "Sale") of more than fifty percent (50%) of the shares of Acquiror Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger. If Shareholder is a partnership, Shareholder is not aware of any present plan or intention on the part of its partners to engage in a Sale or Sales of any of the shares of Acquiror Common Stock, if any, to be distributed by Shareholder. If all of the shares of Acquiror Common Stock to be received by Shareholder in the Merger were distributed to its partners in accordance with their partnership interests, no such partner would receive shares of Acquiror Common Stock having a value greater than one percent (1%) of the fair market value of the shares of Target's capital stock outstanding immediately prior to the Merger. The undersigned Shareholder is not aware of, or participating in, any plan or intent on the part of Target's shareholders (a "Plan") to engage in Sales of the shares of Acquiror Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Target Capital Stock immediately prior to the Merger. A sale of Acquiror Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Reorganization Agreement (a "Related Transaction"). In addition, shares of Target Common Stock (A) exchanged for cash in lieu of fractional shares of Acquiror Common Stock and (B) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Target Common Stock that were exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Plan. For this purpose, any Sales of Target stock by a Target shareholder to Acquiror at any time prior to the Merger shall be considered to be a Related Transaction. If any of the undersigned Shareholder's representations in this subsection ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Target and Acquiror, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the undersigned Shareholder has not engaged in a Sale of any shares of Target Common Stock since June 1, 1996.

                              (ii)         The undersigned Shareholder is
currently the owner of that number of shares of Target Common and Preferred Stock ("Target Capital Stock") set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, (A) has held such Target Capital Stock at all times since the date set forth on such signature page, and (B) did not acquire any shares of Target Capital Stock in contemplation of the Merger. These securities constitute the undersigned's entire interest in the outstanding capital stock of Target. No other person or entity not a





                                       2.

signatory to this Agreement has a beneficial interest in or a right to acquire such shares of Target Capital Stock or any portion of such shares of Target Capital Stock (except, with respect to shareholders which are partnerships, partners of such shareholders). The undersigned's Shareholder's principal residence or place of business is set forth on the signature page hereto.

                          The undersigned Shareholder understands and
acknowledges that Target, Acquiror and their respective shareholders, as well as legal counsel to Target and Acquiror, are entitled to rely on (x) the truth and accuracy of the undersigned Shareholder's representations contained herein and (y) the undersigned Shareholder's performance of the obligations set forth herein.

                 (b) Subject to paragraph (a) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time either:

                          (i)     such transaction is permitted pursuant to the
provisions of Rule 144 under the Securities Act;

                          (ii)    counsel representing the undersigned
Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                          (iii) a registration statement under the Securities
Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

                          (iv)    an authorized representative of the SEC shall
have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                 (c) All certificates representing Acquiror Shares deliverable to a Shareholder pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such shares of Acquiror Common Stock may only be sold or disposed of in accordance with (i) the provisions of Rule 144 under the Securities Act, (ii) pursuant to an effective Registration Statement or (iii) pursuant to an exemption provided by the Securities Act. Acquiror, at its discretion, may cause stop transfer





                                       3.

orders to be placed with its transfer agent with respect to the certificates for such Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate.

                 (d) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

                 (e) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target, and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (a), (b) or (c) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

                 (f) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Shareholder's Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.





                                       4.

                 2. The undersigned Shareholder agrees to maintain in strictest confidence information about the Reorganization Agreement and the Merger, including information about the existence of this agreement and such Merger, and not to disclose any such information without prior written approval of the Target and Acquiror.

                 3. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Shareholder to sell the Acquiror Shares pursuant to Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c) of Rule 144 under the Securities Act in order to permit the undersigned Shareholder to sell the Acquiror Shares, pursuant to the terms and conditions of Rule 144.

                 4. No waiver by any party hereto of any condition or of any breach of any provision of this Shareholders Agreement shall be effective unless in writing.

                 5. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Shareholder's Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

                          (a)     If to the Shareholder, at the address set
forth below the Shareholder's signature at the end hereof.

                          (b)     If to Acquiror, Target or the other
Indemnified Persons:

                          Cisco Systems, Inc.
                          170 W. Tasman Drive
                          San Jose, CA  95134
                          Attention:  President
                          Fax:  (408) 526-4100
                          Tel:  (408) 526-4000

                          with a copy (which shall not constitute notice) to:

                          Brobeck, Phleger & Harrison LLP
                          Two Embarcadero Place
                          2200 Geng Road
                          Palo Alto, CA 94303
                          Attention:  Edward M. Leonard
                          Fax:  (415) 496-2921
                          Tel:  (415) 424-0160

                          and





                                       5.

                          Ardent Communications Corporation
                          3801 Zanker Road
                          San Jose, CA  95134
                          Attention:  President
                          Fax:  (408) 324-0261
                          Tel:  (408) 324-0260

                 With a copy (which shall not constitute notice) to:

                          Venture Law Group
                          2800 Sand Hill Road
                          Menlo Park, CA  94025
                          Attention:  David C. Lee
                          Fax:  (415) 233-8386
                          Tel:  (415) 854-4488

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

                 6. Shareholder understands that pursuant to the Reorganization Agreement, Acquiror and Shareholder's Agent shall enter into the Escrow Agreement and that Shareholder shall be bound by the provisions of the Escrow Agreement and Article VIII of the Reorganization Agreement ("Article VIII"), both of which are attached hereto as Exhibit A and Exhibit B, respectively; and as such, Shareholder agrees to appoint Joseph Golden as Shareholder's Agent and further agrees to be bound by the terms of the Escrow Agreement and Article VIII.


                 7. For the convenience of the parties hereto, this Shareholder's Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                 8. This Shareholder's Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Shareholder's Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                 9. This Shareholder's Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.





                                       6.

                 10. If a court of competent jurisdiction determines that any provision of this Shareholder's Agreement is unenforceable or enforceable only if limited in time and/or scope, this Shareholder's Agreement shall continue in full force and effect with such provision stricken or so limited.

                 11. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.





                                       7.

         IN WITNESS WHEREOF, the parties have caused this Shareholder's Agreement to be executed as of the date first above written.


ACQUIROR                               SHAREHOLDER


By:
   ------------------------------      -------------------------------
                                       (Signature)


Name:
     ----------------------------      ------------------------------
                                       (Print Name)


Title:
      ---------------------------      -------------------------------
                                       (Print Address)



                                       -------------------------------
                                       (Print Address)



                                       -------------------------------
                                       (Print Telephone Number)



                                       -------------------------------
                                       (Social Security or Tax I.D. Number)

Total Number of Shares of Target Capital Stock owned on the date hereof:

Common Stock:                     __________________________________
Series A Preferred Stock:         __________________________________
Series B Preferred Stock:         __________________________________


State of Residence:               __________________________________



           [SIGNATURE PAGE TO SHAREHOLDER'S REPRESENTATION AGREEMENT]

                                   APPENDIX A

                                   EXHIBIT A


                                ESCROW AGREEMENT


                   SEE EXHIBIT E OF REORGANIZATION AGREEMENT.

                                   EXHIBIT B


                                  ARTICLE VIII


                         SEE REORGANIZATION AGREEMENT.

                                   EXHIBIT D


                            TARGET VOTING AGREEMENT


         This Voting Agreement (the "Agreement") is made and entered into as of June 23, 1997, between Cisco Systems, Inc., a California corporation ("Acquiror"), and the undersigned shareholder ("Shareholder") of Ardent Communications Corporation, a corporation existing under the laws of California ("Target").

                                    RECITALS

                 WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of June 23, 1997, by and between Acquiror and Target (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement"), the parties agreed that on the signing of the Reorganization Agreement, Acquiror and Shareholder would execute and deliver a Voting Agreement containing the terms and conditions set forth in an Exhibit to the Reorganization Agreement together with such other terms and conditions as may be agreed to by the parties to the Reorganization Agreement acting reasonably;

                 WHEREAS, Acquiror has agreed to acquire the outstanding securities of Target pursuant to a statutory merger of Target with and into Acquiror (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Target (the "Target Capital Stock"), into shares of common stock of Acquiror at the rate set forth in the Reorganization Agreement (the "Transaction");

                 WHEREAS, in order to induce Acquiror to enter into the Transaction, Target has agreed to use its best efforts to solicit the proxy of certain significant shareholders of Target on behalf of Acquiror, and to cause certain significant shareholders of Target to execute and deliver voting agreements to Acquiror;

                 WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Target as is indicated on the final page of this Agreement (the "Shares"); and

                 WHEREAS, in order to induce Acquiror to enter into the Transaction, Shareholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares in the capital of Target acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), and agrees to vote the Shares and any other such shares in the capital of Target so as to facilitate consummation of the Transaction.

         NOW, THEREFORE, the parties agree as follows:

         1.      Agreement to Retain Shares.

                 1.1 Transfer and Encumbrance. Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time of the Transaction, (ii) termination of the Reorganization Agreement.

                 1.2 New Shares. Shareholder agrees that any shares in the capital of Target that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Target with respect to any of the following, Shareholder shall vote the Shares and any New Shares (i) in favor of approval of the Transaction and any matter that could reasonably be expected to facilitate the Transaction and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Transaction) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under an acquisition agreement in respect of the Transaction or which would result in any of the conditions to the completion of the Transaction not being fulfilled.

         3. Irrevocable Proxy. Shareholder hereby agrees to timely deliver to Acquiror a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of shareholders of Target, such Proxy to cover the total number of Shares and New Shares in respect of which Shareholder is entitled to vote at any such meeting. In the event that Shareholder is unable to provide any such Proxy in a timely manner, Shareholder hereby grants Acquiror a power of attorney to execute and deliver such Proxy for and on behalf of Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.




                                       2.

         4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Acquiror that Shareholder (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own shares in the capital of Target other than the Shares; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement.

         6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

         7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         8. Confidentiality. Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Acquiror.

         9.      Miscellaneous.

                 9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Shareholder as a shareholder of Target only with respect to the specific matters set forth herein.





                                       3.

                 9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                 9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties.

                 9.6 Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.

                 9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                 9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.





                                       4.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       ACQUIROR



                                       By:
                                          ------------------------------

                                       Title:
                                             ---------------------------

                                        Address:
                                                ------------------------



                                       SHAREHOLDER


                                       By:
                                          ------------------------------

                                       Shareholder's Address for Notice:


                                       ---------------------------------


                                       ---------------------------------


                                       ---------------------------------

                                        Shares beneficially owned:

                                        ____________ shares of Target Common
                                                     Stock

                                        ____________ shares of Target Series A
                                                     Preferred Stock

                                        ____________ shares of Target Series B
                                                     Preferred Stock





                  [SIGNATURE PAGE TO TARGET VOTING AGREEMENT]

                                   EXHIBIT A

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                                     TARGET


         The undersigned shareholder of Ardent Communications Corporation, a California corporation ("Target"), hereby irrevocably (to the full extent permitted by Section 705 of the California Corporations Code) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Acquiror"), and each of them, or any other designee of Acquiror, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 705 of the California Corporations Code), is granted in consideration of Acquiror entering into that certain Agreement and Plan of Reorganization between Target and Acquiror. The Reorganization Agreement provides for the merger of Target with and into Acquiror (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, (ii) the close of business on October 31, 1997 and
(iii) the date of termination of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 603 of the California Corporations
Code), at every annual, special or adjourned meeting of the shareholders of Target and in every written consent in lieu of such meeting as follows:

           [ ] In favor of approval of the Merger and the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger.

           [ ] Against approval of the Merger and the Reorganization Agreement and against any matter that could reasonably be expected to facilitate the Merger.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Proxy is coupled with an interest and is irrevocable.

Dated:  _____________, 1997

                                       -----------------------------
                                       (Signature of Shareholder)



                                       -----------------------------
                                       (Print Name of Shareholder)

                                       Shares beneficially owned:

                                       _________ shares of Target Common
                                                 Stock

                                       _________ shares of Series A Target
                                                 Preferred Stock

                                       _________ shares of Series B Target
                                                 Preferred Stock




                           [SIGNATURE PAGE TO PROXY]

                                   EXHIBIT E

                                ESCROW AGREEMENT


                 This Escrow Agreement is made as of this 25th day of July, 1997, by and among State Street Bank and Trust Company of California, N.A. ("Escrow Agent"), Cisco Systems, Inc., a California corporation ("Acquiror"), and Joseph Golden as agent ("Shareholders' Agent") of the former shareholders of Ardent Communications Corporation, a California corporation ("Target"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   WITNESSETH

                 WHEREAS, Acquiror and Target have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 23, 1997, providing for the merger of Target with and into Acquiror (the "Merger"); and

                 WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund (the "Escrow Fund") will be established to compensate Acquiror for certain Damages (as defined in Article VIII) arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in the Reorganization Agreement, the Target Disclosure Schedule or any exhibit or schedule to the Reorganization Agreement; and

                 WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Target (individually a "Shareholder" and collectively the "Shareholders") to undertake certain obligations specified in Article VIII; and

                 WHEREAS, Article VIII provides for an Escrow Fund of 135,088 shares of the Total Acquiror Shares upon the Merger, such escrow to be held by the Escrow Agent; and

                 WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Reorganization Agreement relating to the operation of the Escrow Fund.

                 NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

                 1. Escrow and Escrow Shares. Pursuant to the Reorganization Agreement, Acquiror shall, through its stock transfer agent (initially, Boston EquiServe LLP), deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time (as defined in the Reorganization Agreement) of the Merger (a) a stock certificate or certificates representing 135,088 shares (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares and (b) a certificate which specifies the date on which the Effective Time occurs and the Closing Price). The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions Article VII and this Agreement, provided that in no event shall more than 135,088 shares of Acquiror Common Stock be distributed to Acquiror. The number of Escrow Shares beneficially owned by each Shareholder, the address of each shareholder and the taxpayer identification of each shareholder are set forth in Annex B attached hereto.

                 2. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and
Article VIII. Acquiror, Target and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

                 3. Escrow Period. Subject to Section 4(c), the Escrow Period shall terminate with respect to half of the Escrow Shares at the expiration of six (6) months after the Effective Time and with respect to the remaining Escrow Shares at the expiration of twelve (12) months after the Effective Time.

                 4. Duties of Escrow Agent. In addition to the Duties set forth in Article VIII, the Duties of the Escrow Agent shall include the following:

                          (a)     The Escrow Agent shall hold and safeguard the
Escrow Shares during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article VIII and not as the property of Acquiror, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

                          (b)     The Escrow Shares shall be voted by the
Escrow Agent on behalf of the shareholders in accordance with the instructions received by the Escrow Agent from the Shareholders' Agent. In the absence of such instructions, the Escrow Agent need not vote such shares.

                          (c)     Promptly following termination of the Escrow
Period as set forth in Section 3 hereof, but not later than five (5) business days following termination the Escrow Agent shall deliver to the Acquiror's stock transfer agent (initially Boston EquiServe), for delivery to the Shareholders the proper number of Escrow Shares to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 11(b) hereof. As soon as all such claims have been resolved, the Escrow





                                       2.

Agent shall deliver to such Shareholders all of the Escrow Shares in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow Fund and available for distribution as the number of Escrow Shares set forth opposite the name of each such Shareholder on Annex B hereto bears to 135,088, as calculated by Acquiror and confirmed by the Escrow Agent.

                          (d)     To the extent directed to do so by the
Shareholders' Agent, the Escrow Agent shall sell up to 100 of the shares of Acquiror Common Stock held in the Escrow Fund (or such greater number as consented to in writing by Acquiror, which consent shall not be unreasonably withheld) and shall apply the proceeds of such sale to pay expenses incurred by the Shareholders' Agent on behalf of the Shareholders as provided in Section 11(b) hereof.

                 5.       Distribution.

                          (a)     Any cash dividends, dividends payable in
securities or other distributions of any kind (but excluding any shares of Acquiror capital stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Acquiror Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article VIII shall be adjusted to appropriately reflect any stock split or reverse stock split. Before any distribution is made to any shareholder, such shareholder shall furnish to the Escrow Agent an IRS Form W-9 or any other documentation the Escrow Agent may reasonably require. All income earned on the Escrow fund shall be allocable to the shareholders in accordance with the ownership percentages set forth in Annex B.

                          (b)     Pursuant to Section 8.5(b) of the
Reorganization Agreement, "for the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Closing Price." If the value to be distributed to the Acquiror (or to any Shareholder upon a termination of the escrow) is not evenly divisible by the Closing Price, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall distribute that number. In lieu of the fractional interest not distributed, the Acquiror shall furnish to the Escrow Agent, and the Escrow Agent in turn will distribute, cash equal to such fractional interests multiplied by the Closing Price. The Acquiror shall be deemed to have purchased such fractional interests with respect to which it has furnished funds to the Escrow Agent. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to the Acquiror. In all events, the Acquiror shall so purchase only a whole number of shares. Any cash so received from the Acquiror and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Escrow Fund.





                                       3.

                 6.       Exculpatory Provisions.

                          (a)     The Escrow Agent shall be obligated only for
the performance of such Duties as are specifically set forth herein and in
Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false personations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or wilful misconduct. The Escrow Agent shall, in no case or event be liable for any representations or warranties of Target or Acquiror. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

                          (b)     The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in Section 8.7 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                          (c)     The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder.

                          (d)     The Escrow Agent shall not be liable for the
outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Escrow Agent.

                 7. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                 8. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Acquiror and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Acquiror and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the





                                       4.

State of California having (or if such bank or trust company is a member of a bank holding company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Acquiror, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Acquiror and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

                 9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

                 10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

                 11.      Escrow Fees and Expenses.

                          (a)     Acquiror shall pay the Escrow Agent such fees
as are established by the Fee Schedule attached hereto as Annex C.

                          (b)     Any out-of-pocket fees and expenses incurred
by the Shareholders' Agent shall be paid out of the Escrow Fund in preference to other distributions from such Escrow Fund; provided, however, that the aggregate of such payments shall not exceed the proceeds of sales of shares made pursuant to Section 4(d) hereof if and to the extent that this would reduce the number of shares distributed to Acquiror, and provided further that under no circumstances will the Shareholders' Agent have personal liability for any such fees and expenses.

                 12. Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and the Reorganization Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's negligence, wilful misconduct or breach of this Agreement.





                                       5.

                 13.      General.

                          (a)     Any notice given hereunder shall be in
writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:

                 To Acquiror:

                          Cisco Systems, Inc.
                          170 W. Tasman Drive
                          San Jose, CA  95134
                          Attention:  President

                 With a copy to:

                          Brobeck, Phleger & Harrison LLP
                          Two Embarcadero Place
                          2200 Geng Road
                          Palo Alto, CA 94303
                          Attention:  Edward M. Leonard

                 To Shareholders' Agent:

                          Joseph Golden
                          653 Mountain View Avenue
                          Mountain View, CA  94041

                 With a copy to:

                          Venture Law Group
                          2800 Sand Hill Road
                          Menlo Park, CA  94025
                          Attention:  David C. Lee

                 To the Escrow Agent:

                          State Street Bank and Trust Company of California,
                          N.A.
                          725 South Figueroa Street
                          Suite 3100
                          Los Angeles, CA  90017
                          Attention:   Corporate Trust Department
                                       (Cisco Systems, Inc./Ardent
                                       Communications Corporation 97 Escrow)





                                       6.

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                          (b)     The Officer's Certificate as defined in
Article VIII may be signed by the President, Vice President or Chief Financial Officer of Acquiror.

                          (c)     The captions in this Escrow Agreement are for
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

                          (d)     This Escrow Agreement may be executed in any
number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                          (e)     No party may, without the prior express
written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                          (f)     This Escrow Agreement shall be governed by
and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.





                                       7.

                 IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                       State Street Bank and Trust Company of
                                       California, N.A. as Escrow Agent



                                       By /s/ Jeanie Mar
                                          --------------------------------
                                          Name:  Jeanie Mar
                                          Title: Assistant Vice President

                                       ACQUIROR



                                       By /s/ John T. Chambers
                                         --------------------------------
                                         Name: John T. Chambers
                                         Title:


                                       SHAREHOLDERS' AGENT



                                       /s/ Joseph Golden
                                       ----------------------------------





                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    ANNEX A


                              ARTICLE VIII OF THE
                      AGREEMENT AND PLAN OF REORGANIZATION

                                    ANNEX B


                    ESCROW SHARES OF FORMER SHAREHOLDERS OF
                       ARDENT COMMUNICATIONS CORPORATION

                                    ANNEX C


                           ESCROW AGENT FEE SCHEDULE

                                   EXHIBIT F

                            ACQUIROR'S LEGAL OPINION


                                See Exhibit 5.1.

                                   EXHIBIT G

                             TARGET'S LEGAL OPINION

                         [VENTURE LAW GROUP LETTERHEAD]


                                 July 25, 1997


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134-1706


Ladies and Gentlemen:

        We have acted as counsel for Ardent Communications Corporation, a California corporation ("Target"), in connection with the negotiation and execution of the Agreement and Plan of Reorganization between Cisco Systems, Inc. ("Acquiror") and Target, dated June 23, 1997 (the ""Reorganization Agreement"), and the Agreement of Merger between Acquiror and Target dated July 25, 1997 (the "Merger Agreement"). This opinion is given to you in compliance with Section 6.3(e) of the Reorganization Agreement. The Reorganization Agreement and the Agreement of Merger are referred to herein collectively as the "Agreements." Unless defined herein, capitalized terms have the meaning given them in the Agreements.

        In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities or persons other than Target, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

        Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of Target in connection with the transactions referred to in the first paragraph hereof, no information has come to the attention of individual attorneys within the firm principally responsible for handling current matters for the Company that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no

                         [VENTURE LAW GROUP LETTERHEAD]

Cisco Systems, Inc.
Page 2



inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Target.

        In rendering the opinion set forth in paragraph 1 below, (a) in order to determine in which states qualification is appropriate, we have assumed that qualification may be required only in those states in which Target owns or leases real property, maintains offices or has employees, and we have relied on Target's listing of those states in the Management Certificate of even date herewith, executed by Joseph Golden, Chief Operating Officer of Target (the "Management Certificate"), and (b) as to the qualification and good standing of Target in the states so identified in such Management Certificate, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates (other than a California franchise tax certificate for Target) and no opinion is provided with respect to tax good standing (other than with respect to Target in California).

        In rendering the opinion set forth in paragraph 2 below, relating to the fully paid status of all of Target's capital stock, we have relied without independent verification on the Management Certificate to the effect that Target has received the consideration approved by the Board of Directors for all of the issued shares of capital stock of Target.

        The opinions hereinafter are subject to the following further qualifications:

                (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

                (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

                (iii) Our opinions are qualified by a requirement that provisions of the Agreements may only be waived in writing and will not be enforced to the extent an oral agreement has been executed modifying provisions of the Agreements;

                (iv) Our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

                         [VENTURE LAW GROUP LETTERHEAD]

Cisco Systems, Inc.
Page 3


                (v) Our opinions are qualified by the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

                (vi) Our opinions are qualified by the enforceability of provisions of the Agreements which purport to make determinations conclusive;

                (vii) Our opinions are qualified by the enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

                (viii) Our opinions are qualified by the enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies; and

                (ix) Our opinions are qualified by provisions in the Agreements purporting to provide for indemnification and contribution under certain circumstances that may be unenforceable.

        Based upon and subject to the foregoing, and subject to the further assumptions, limitations and exceptions set forth herein, and except as otherwise set forth on the Target Disclosure Schedule attached to the Reorganization Agreement, we are of the opinion that:

        1. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

        2. The authorized capital stock of Target consists of 30,000,000 shares of Common Stock, no par value, and 14,000,000 shares of Preferred Stock, no par value. At the close of business on June 23, 1997, 3,000,000 shares of Series A Preferred Stock were issued and outstanding and 11,000,000 shares of Series B Preferred Stock were issued and outstanding. At the close of business on June 23, 1997, 5,470,000 shares of Common Stock were issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable. On the close of business on June 23, 1997, 3,629,500 shares of Common Stock were subject to issuance upon exercise of outstanding options under Target's 1996 Stock Option Plan;

        3. The Reorganization Agreement and the Merger Agreement have been approved and adopted by the shareholders of Target; Target has corporate power and authority to execute, deliver, and perform its obligations under the Reorganization

                         [VENTURE LAW GROUP LETTERHEAD]

Cisco Systems, Inc.
Page 4


Agreement and the Merger Agreement; Target has taken the requisite corporate action to approve and adopt the Reorganization Agreement and the Merger Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder; and the Reorganization Agreement and the Merger Agreement have been duly executed and delivered by Target and constitute legal, valid and binding obligations of Target; provided that enforceability of the indemnity obligations contained in such agreements may be limited by public policy;

        4. The execution, delivery and performance of the Reorganization Agreement by Target, the execution and delivery of the Merger Agreement by Target and the carrying out of the transactions contemplated by the Reorganization Agreement and by the Merger Agreement to be carried out by Target did not and will not conflict with or constitute a violation under the charter documents of Target;

        5. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Target or any of its assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Reorganization Agreement or the Merger Agreement; and

        6. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required by Target or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Reorganization Agreement and the Merger Agreement that has not been obtained, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Acquiror Common Stock pursuant to the Merger, and (ii) acceptance for filing of the Merger Agreement together with any appropriate tax clearance certificate by the California Secretary of State and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target.

        We express no opinion as to matters governed by any laws other than the laws of the State of California and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements or the transactions contemplated thereby.


        This opinion is furnished to you pursuant to Section 6.3(e) of the Reorganization Agreement and is solely for your benefit and may not be relied on in any manner or for any purpose by, nor may copies be delivered to, any other person. We assume no obligation to

                         [VENTURE LAW GROUP LETTERHEAD]

Cisco Systems, Inc.
Page 5


inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

                                        Sincerely,

                                        VENTURE LAW GROUP,
                                        A Professional Corporation

                                        Venture Law Group

                                        /s/ VENTURE LAW GROUP
                                        --------------------------------------

EJB

                              EXHIBIT H-1, ET SEQ.

              EMPLOYMENT AGREEMENTS FOR THE FOLLOWING INDIVIDUALS:

                                 JOSEPH GOLDEN
                                  WEN-HAU CHEN
                                CHERNG DAW HWANG
                                   RODNEY KAY

                                  July 21, 1997




Dear Mr. Golden:

               We are pleased to offer you the position of Director, Operations reporting to Wu-Fu Chen. This letter, if accepted, sets forth the terms of your employment with Cisco Systems, Inc. (hereafter "Acquiror") going forward. You will receive an annual salary of $175,000.00, less all applicable deductions. In addition, you would participate in all Acquiror benefits for which you are eligible, including Acquiror's stock option program. You would be eligible for the Senior Management Incentive Bonus Plan of Acquiror applicable to your position for the current fiscal year that would be pro-rated based on your tenure with the Company this fiscal year. This offer is contingent on the occurrence of the closing of Acquiror's acquisition of Ardent Communications Corporation (hereafter "Target") and, if you accept this offer, it would take effect as of that Closing Date. The remaining terms of your employment would be as follows:

Term of Employment

               You agree to remain employed for a period of two (2) years after the Closing Date. Nevertheless, subject to the terms of this letter either you or Acquiror may terminate your employment at any time for any reason, with or without cause, by giving written notice of such termination. This will be true during and after the two (2) year period. However, if Acquiror wishes to terminate your employment "Without Cause" within two years after the Closing Date, it must first obtain the approval of each of Wu-Fu Chen and John Chambers, before taking such action. If Wu-Fu Chen is not employed by either Target or Acquiror, then such termination shall require the approval of Cherng-Daw Hwang. If John Chambers is not employed by Acquiror, then such termination shall require the approval of Larry Carter.

               If Acquiror terminates your employment "Without Cause" or if you resign your employment for "Good Cause" prior to two (2) years after the Closing Date, then Acquiror will pay you, as severance, a lump sum payment equal to six times your monthly salary, less applicable deductions. All benefits and stock vesting would terminate as of the date of termination of your employment. You would, of course, be paid your salary through your date of termination, for the value of all unused vacation earned through that date, and allowed to continue your medical coverage to the extent provided for by COBRA, but you would not be entitled to any additional payments or benefits except as set forth herein.

                                                                   July 21, 1997


               If you resigned "Without Good Cause" or your employment were terminated for "Cause" within two (2) years of the Closing Date, then you would be paid all salary and benefits through the date of termination of your employment, but nothing else. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your failure to perform your material duties after receipt of a written warning issued which is consistent with Acquiror's performance review policies in effect at such time, (ii) engaging in misconduct which is demonstrably injurious to Acquiror; (iii) being convicted of a felony by a court of competent jurisdiction; (iv) committing an act of fraud against, or the misappropriation of property belonging to Acquiror; or (v) material breach of this agreement or any confidentiality or proprietary information agreement between you and Acquiror; provided, however, that if such "Cause" is reasonably curable, the Company shall not terminate your employment hereunder unless it first gives you notice of its intention to terminate and the grounds of such termination and you have not, within 30 days following the receipt of such notice, cured such "Cause." Acquiror will provide written notice of the reason for termination in the case of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause." A resignation for "Good Cause" will occur if you resign your employment within thirty (30) days of the occurrence of any of the following events: (1) Any reduction in your base salary as specified herein, unless such reduction is pursuant to a change in Acquiror's compensation policies generally; (2) a material reduction in your job duties (the position initially assigned to you hereunder), or (3) notice that you must relocate to an facility outside of the San Francisco Bay Area. A resignation by you in any other circumstances will be considered a resignation "Without Good Cause."

               If your employment with Acquiror were to continue after two (2) years beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or Acquiror could terminate your employment at any time for any reason with or without cause and without the obligation to pay you, or your right to, any severance payment except as may be provided at such time under Acquiror's employee benefit plans for which you are eligible.

Your Position

               You will initially have the title of Director, Operations reporting to Wu-Fu Chen. You will have whatever reasonable duties are assigned to you. Acquiror may change your title and duties as it sees fit although such change may constitute "Good Cause" for your resignation.


                                       2.

                                                                   July 21, 1997


Non-Competition

               You understand and agree that this agreement is entered into in connection with the acquisition by Acquiror of all of the outstanding stock of Target. You further understand and agree that you were a substantial shareholder or optionholder of Target; a key and significant member of the management of Target; and that Acquiror paid you substantial consideration in order to purchase your stock and/or option interest in Target. In addition, the parties agree that, prior to acquisition by Acquiror of the stock of Target, Acquiror was engaged in its business in each of the fifty states of the United States and in Canada. Acquiror represents and you understand that, following the acquisition by Acquiror of the stock of Target, Acquiror will continue conducting such business in all parts of the United States and in Canada.

               You agree that during your employment with Acquiror you will not engage in any other employment, business, or business related activity unless you receive Acquiror's prior written approval to hold such outside employment or engage in such business or activity. Such written approval will not be unreasonably withheld if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of Acquiror or otherwise conflict with or adversely affect in any way your performance of your employment obligations to Acquiror.

               Commencing on the Closing Date and continuing until the later of the date of termination of your employment with Acquiror or two (2) years after the Closing Date, except as provided below, you will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

               1. participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching), or Layer 3 switching (including IP and Multiprotocol switching), network management, or internetworking or networking software (the "Business") in the United States or Canada;

               2. induce or attempt to induce any person who at the time of such inducement is an employee of Acquiror to perform work or services for any other person or entity other than Acquiror; or

                                       3.

                                                                   July 21, 1997


               3. permit your name to be used in connection with a competitive Business. Notwithstanding the foregoing, you may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

               If your employment were terminated "Without Cause" or you resigned your employment for "Good Cause" within two years of the Closing Date, then this non-competition clause will expire upon the earlier of the following two dates (a) six months from the date of termination of your employment or (b) two years after the Closing Date. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to Acquiror under this agreement are unique and that irreparable harm will be suffered by Acquiror in the event of the breach by you of any of your obligations under this agreement, and that Acquiror will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by you against Acquiror shall not constitute a defense in any injunction action brought by Acquiror to obtain specific enforcement of said paragraphs.

Arbitration

               We each agree that any and all disputes between us which arise out of your employment, the termination of your employment, or under the terms of this agreement (except for any claim arising out of or relating to the non-competition clauses of this agreement) shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, any disputes regarding your employment by Acquiror or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with Acquiror or its termination. The only claims not covered by this section are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under the non-competition clauses of this agreement. Binding arbitration will be conducted in the San Francisco Bay Area in accordance with the rules and regulations of the American Arbitration Association. The parties will split the cost of the arbitration filing and hearing fees, and the cost of the

                                       4.

                                                                   July 21, 1997




arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. You understand and agree that arbitration shall be instead of any civil litigation, that each side waives its right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Miscellaneous Provisions

               This agreement will be the entire agreement between you and Acquiror relating to your employment and the additional matters provided for herein. This agreement supersedes and replaces any prior verbal or written agreements between the parties except as provided for herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same. This agreement may be amended or altered only in a writing signed by you and Acquiror. This agreement shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement. This offer is also contingent on you executing the Acquiror Proprietary Information and Inventions Agreement, a copy of which is attached hereto.



                                       5.

                                                                   July 21, 1997



               If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                       Sincerely,



                                       /s/ John T. Chambers
                                       --------------------------------



I agree to the terms and conditions in this offer.




 /s/ Joseph Golden
-------------------------------
Dated:  July 23, 1997

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                  July 21, 1997




Dear Mr. Chen:

               We are pleased to offer you the position of Director, Engineering reporting to Wu-Fu Chen. This letter, if accepted, sets forth the terms of your employment with Cisco Systems, Inc. (hereafter "Acquiror") going forward. You will receive an annual salary of $150,000.00, less all applicable deductions. In addition, you would participate in all Acquiror benefits for which you are eligible, including Acquiror's stock option program. You would be eligible for the Senior Management Incentive Bonus Plan of Acquiror applicable to your position for the current fiscal year that would be pro-rated based on your tenure with the Company this fiscal year. This offer is contingent on the occurrence of the closing of Acquiror's acquisition of Ardent Communications Corporation (hereafter "Target") and, if you accept this offer, it would take effect as of that Closing Date. The remaining terms of your employment would be as follows:

Term of Employment

               You agree to remain employed for a period of two (2) years after the Closing Date. Nevertheless, subject to the terms of this letter either you or Acquiror may terminate your employment at any time for any reason, with or without cause, by giving written notice of such termination. This will be true during and after the two (2) year period. However, if Acquiror wishes to terminate your employment "Without Cause" within two years after the Closing Date, it must first obtain the approval of each of Wu-Fu Chen and John Chambers, before taking such action. If Wu-Fu Chen is not employed by either Target or Acquiror, then such termination shall require the approval of Joseph Golden. If John Chambers is not employed by Acquiror, then such termination shall require the approval of Larry Carter.

               If Acquiror terminates your employment "Without Cause" or if you resign your employment for "Good Cause" prior to two (2) years after the Closing Date, then Acquiror will pay you, as severance, a lump sum payment equal to six times your monthly salary, less applicable deductions. All benefits and stock vesting would terminate as of the date of termination of your employment. You would, of course, be paid your salary through your date of termination, for the value of all unused vacation earned through that date, and allowed to continue your medical coverage to the extent provided for by COBRA, but you would not be entitled to any additional payments or benefits except as set forth herein.

                                                                   July 21, 1997


               If you resigned "Without Good Cause" or your employment were terminated for "Cause" within two (2) years of the Closing Date, then you would be paid all salary and benefits through the date of termination of your employment, but nothing else. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your failure to perform your material duties after receipt of a written warning issued which is consistent with Acquiror's performance review policies in effect at such time, (ii) engaging in misconduct which is demonstrably injurious to Acquiror; (iii) being convicted of a felony by a court of competent jurisdiction; (iv) committing an act of fraud against, or the misappropriation of property belonging to Acquiror; or (v) material breach of this agreement or any confidentiality or proprietary information agreement between you and Acquiror; provided, however, that if such "Cause" is reasonably curable, the Company shall not terminate your employment hereunder unless it first gives you notice of its intention to terminate and the grounds of such termination and you have not, within 30 days following the receipt of such notice, cured such "Cause." Acquiror will provide written notice of the reason for termination in the case of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause." A resignation for "Good Cause" will occur if you resign your employment within thirty (30) days of the occurrence of any of the following events: (1) Any reduction in your base salary as specified herein, unless such reduction is pursuant to a change in Acquiror's compensation policies generally; (2) a material reduction in your job duties (the position initially assigned to you hereunder), or (3) notice that you must relocate to an facility outside of the San Francisco Bay Area. A resignation by you in any other circumstances will be considered a resignation "Without Good Cause."

               If your employment with Acquiror were to continue after two (2) years beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or Acquiror could terminate your employment at any time for any reason with or without cause and without the obligation to pay you, or your right to, any severance payment except as may be provided at such time under Acquiror's employee benefit plans for which you are eligible.

Your Position

               You will initially have the title of Director, Engineering reporting to Wu-Fu Chen. You will have whatever reasonable duties are assigned to you. Acquiror may change your title and duties as it sees fit although such change may constitute "Good Cause" for your resignation.


                                       2.

                                                                   July 21, 1997


Non-Competition

               You understand and agree that this agreement is entered into in connection with the acquisition by Acquiror of all of the outstanding stock of Target. You further understand and agree that you were a substantial shareholder or optionholder of Target; a key and significant member of the management of Target; and that Acquiror paid you substantial consideration in order to purchase your stock and/or option interest in Target. In addition, the parties agree that, prior to acquisition by Acquiror of the stock of Target, Acquiror was engaged in its business in each of the fifty states of the United States and in Canada. Acquiror represents and you understand that, following the acquisition by Acquiror of the stock of Target, Acquiror will continue conducting such business in all parts of the United States and in Canada.

               You agree that during your employment with Acquiror you will not engage in any other employment, business, or business related activity unless you receive Acquiror's prior written approval to hold such outside employment or engage in such business or activity. Such written approval will not be unreasonably withheld if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of Acquiror or otherwise conflict with or adversely affect in any way your performance of your employment obligations to Acquiror.

               Commencing on the Closing Date and continuing until the later of the date of termination of your employment with Acquiror or two (2) years after the Closing Date, except as provided below, you will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

               1. participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching), or Layer 3 switching (including IP and Multiprotocol switching), network management, or internetworking or networking software (the "Business") in the United States or Canada;

               2. induce or attempt to induce any person who at the time of such inducement is an employee of Acquiror to perform work or services for any other person or entity other than Acquiror; or

                                       3.

                                                                   July 21, 1997


               3. permit your name to be used in connection with a competitive Business. Notwithstanding the foregoing, you may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

               If your employment were terminated "Without Cause" or you resigned your employment for "Good Cause" within two years of the Closing Date, then this non-competition clause will expire upon the earlier of the following two dates (a) six months from the date of termination of your employment or (b) two years after the Closing Date. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to Acquiror under this agreement are unique and that irreparable harm will be suffered by Acquiror in the event of the breach by you of any of your obligations under this agreement, and that Acquiror will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by you against Acquiror shall not constitute a defense in any injunction action brought by Acquiror to obtain specific enforcement of said paragraphs.

Arbitration

               We each agree that any and all disputes between us which arise out of your employment, the termination of your employment, or under the terms of this agreement (except for any claim arising out of or relating to the non-competition clauses of this agreement) shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, any disputes regarding your employment by Acquiror or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with Acquiror or its termination. The only claims not covered by this section are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under the non-competition clauses of this agreement. Binding arbitration will be conducted in the San Francisco Bay Area in accordance with the rules and regulations of the American Arbitration Association. The parties will split the cost of the arbitration filing and hearing fees, and the cost of the

                                       4.

                                                                   July 21, 1997


arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. You understand and agree that arbitration shall be instead of any civil litigation, that each side waives its right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Miscellaneous Provisions

               This agreement will be the entire agreement between you and Acquiror relating to your employment and the additional matters provided for herein. This agreement supersedes and replaces any prior verbal or written agreements between the parties except as provided for herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same. This agreement may be amended or altered only in a writing signed by you and Acquiror. This agreement shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement. This offer is also contingent on you executing the Acquiror Proprietary Information and Inventions Agreement, a copy of which is attached hereto.



                                       5.

                                                                   July 21, 1997



               If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                       Sincerely,



                                       /s/ John T. Chambers
                                       -------------------------------








I agree to the terms and conditions in this offer.




 /s/ Wen-Hau Chen
------------------------------
Dated:  July 23, 1997

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                  July 21, 1997




Dear Mr. Hwang:

               We are pleased to offer you the position of Director, Engineering reporting to Wu-Fu Chen. This letter, if accepted, sets forth the terms of your employment with Cisco Systems, Inc. (hereafter "Acquiror") going forward. You will receive an annual salary of $160,000.00, less all applicable deductions. In addition, you would participate in all Acquiror benefits for which you are eligible, including Acquiror's stock option program. You would be eligible for the Senior Management Incentive Bonus Plan of Acquiror applicable to your position for the current fiscal year that would be pro-rated based on your tenure with the Company this fiscal year. This offer is contingent on the occurrence of the closing of Acquiror's acquisition of Ardent Communications Corporation (hereafter "Target") and, if you accept this offer, it would take effect as of that Closing Date. The remaining terms of your employment would be as follows:

Term of Employment

               You agree to remain employed for a period of two (2) years after the Closing Date. Nevertheless, subject to the terms of this letter either you or Acquiror may terminate your employment at any time for any reason, with or without cause, by giving written notice of such termination. This will be true during and after the two (2) year period. However, if Acquiror wishes to terminate your employment "Without Cause" within two years after the Closing Date, it must first obtain the approval of each of Wu-Fu Chen and John Chambers, before taking such action. If Wu-Fu Chen is not employed by either Target or Acquiror, then such termination shall require the approval of Joseph Golden. If John Chambers is not employed by Acquiror, then such termination shall require the approval of Larry Carter.

               If Acquiror terminates your employment "Without Cause" or if you resign your employment for "Good Cause" prior to two (2) years after the Closing Date, then Acquiror will pay you, as severance, a lump sum payment equal to six times your monthly salary, less applicable deductions. All benefits and stock vesting would terminate as of the date of termination of your employment. You would, of course, be paid your salary through your date of termination, for the value of all unused vacation earned through that date, and allowed to continue your medical coverage to the extent provided for by COBRA, but you would not be entitled to any additional payments or benefits except as set forth herein.

                                                                   July 21, 1997


               If you resigned "Without Good Cause" or your employment were terminated for "Cause" within two (2) years of the Closing Date, then you would be paid all salary and benefits through the date of termination of your employment, but nothing else. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your failure to perform your material duties after receipt of a written warning issued which is consistent with Acquiror's performance review policies in effect at such time, (ii) engaging in misconduct which is demonstrably injurious to Acquiror; (iii) being convicted of a felony by a court of competent jurisdiction; (iv) committing an act of fraud against, or the misappropriation of property belonging to Acquiror; or (v) material breach of this agreement or any confidentiality or proprietary information agreement between you and Acquiror; provided, however, that if such "Cause" is reasonably curable, the Company shall not terminate your employment hereunder unless it first gives you notice of its intention to terminate and the grounds of such termination and you have not, within 30 days following the receipt of such notice, cured such "Cause." Acquiror will provide written notice of the reason for termination in the case of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause." A resignation for "Good Cause" will occur if you resign your employment within thirty (30) days of the occurrence of any of the following events: (1) Any reduction in your base salary as specified herein, unless such reduction is pursuant to a change in Acquiror's compensation policies generally; (2) a material reduction in your job duties (the position initially assigned to you hereunder), or (3) notice that you must relocate to an facility outside of the San Francisco Bay Area. A resignation by you in any other circumstances will be considered a resignation "Without Good Cause."

               If your employment with Acquiror were to continue after two (2) years beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or Acquiror could terminate your employment at any time for any reason with or without cause and without the obligation to pay you, or your right to, any severance payment except as may be provided at such time under Acquiror's employee benefit plans for which you are eligible.

Your Position

               You will initially have the title of Director, Engineering reporting to Wu-Fu Chen. You will have whatever reasonable duties are assigned to you. Acquiror may change your title and duties as it sees fit although such change may constitute "Good Cause" for your resignation.


                                       2.

                                                                   July 21, 1997



Non-Competition

               You understand and agree that this agreement is entered into in connection with the acquisition by Acquiror of all of the outstanding stock of Target. You further understand and agree that you were a substantial shareholder or optionholder of Target; a key and significant member of the management of Target; and that Acquiror paid you substantial consideration in order to purchase your stock and/or option interest in Target. In addition, the parties agree that, prior to acquisition by Acquiror of the stock of Target, Acquiror was engaged in its business in each of the fifty states of the United States and in Canada. Acquiror represents and you understand that, following the acquisition by Acquiror of the stock of Target, Acquiror will continue conducting such business in all parts of the United States and in Canada.

               You agree that during your employment with Acquiror you will not engage in any other employment, business, or business related activity unless you receive Acquiror's prior written approval to hold such outside employment or engage in such business or activity. Such written approval will not be unreasonably withheld if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of Acquiror or otherwise conflict with or adversely affect in any way your performance of your employment obligations to Acquiror.

               Commencing on the Closing Date and continuing until the later of the date of termination of your employment with Acquiror or two (2) years after the Closing Date, except as provided below, you will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

               1. participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching), or Layer 3 switching (including IP and Multiprotocol switching), network management, or internetworking or networking software (the "Business") in the United States or Canada;

               2. induce or attempt to induce any person who at the time of such inducement is an employee of Acquiror to perform work or services for any other person or entity other than Acquiror; or

                                       3.

                                                                   July 21, 1997


               3. permit your name to be used in connection with a competitive Business. Notwithstanding the foregoing, you may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

               If your employment were terminated "Without Cause" or you resigned your employment for "Good Cause" within two years of the Closing Date, then this non-competition clause will expire upon the earlier of the following two dates (a) six months from the date of termination of your employment or (b) two years after the Closing Date. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to Acquiror under this agreement are unique and that irreparable harm will be suffered by Acquiror in the event of the breach by you of any of your obligations under this agreement, and that Acquiror will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by you against Acquiror shall not constitute a defense in any injunction action brought by Acquiror to obtain specific enforcement of said paragraphs.

Arbitration

               We each agree that any and all disputes between us which arise out of your employment, the termination of your employment, or under the terms of this agreement (except for any claim arising out of or relating to the non-competition clauses of this agreement) shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, any disputes regarding your employment by Acquiror or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with Acquiror or its termination. The only claims not covered by this section are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under the non-competition clauses of this agreement. Binding arbitration will be conducted in the San Francisco Bay Area in accordance with the rules and regulations of the American Arbitration Association. The parties will split the cost of the arbitration filing and hearing fees, and the cost of the

                                       4.

                                                                   July 21, 1997


arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. You understand and agree that arbitration shall be instead of any civil litigation, that each side waives its right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Miscellaneous Provisions

               This agreement will be the entire agreement between you and Acquiror relating to your employment and the additional matters provided for herein. This agreement supersedes and replaces any prior verbal or written agreements between the parties except as provided for herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same. This agreement may be amended or altered only in a writing signed by you and Acquiror. This agreement shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement. This offer is also contingent on you executing the Acquiror Proprietary Information and Inventions Agreement, a copy of which is attached hereto.



                                       5.

                                                                   July 21, 1997


               If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                       Sincerely,



                                       /s/ John T. Chambers
                                       ----------------------------------








I agree to the terms and conditions in this offer.




 /s/ Cherng Daw Hwang
-------------------------------
Dated:  July 27, 1997

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                  July 21, 1997


Dear Mr. Kay:

               We are pleased to offer you the position of Director, Marketing reporting to Wu-Fu Chen. This letter, if accepted, sets forth the terms of your employment with Cisco Systems, Inc. (hereafter "Acquiror") going forward. You will receive an annual salary of $140,000.00, less all applicable deductions. In addition, you would participate in all Acquiror benefits for which you are eligible, including Acquiror's stock option program. You would be eligible for the Senior Management Incentive Bonus Plan of Acquiror applicable to your position for the current fiscal year that would be pro-rated based on your tenure with the Company this fiscal year. This offer is contingent on the occurrence of the closing of Acquiror's acquisition of Ardent Communications Corporation (hereafter "Target") and, if you accept this offer, it would take effect as of that Closing Date. The remaining terms of your employment would be as follows:

Term of Employment

               You agree to remain employed for a period of two (2) years after the Closing Date. Nevertheless, subject to the terms of this letter either you or Acquiror may terminate your employment at any time for any reason, with or without cause, by giving written notice of such termination. This will be true during and after the two (2) year period. However, if Acquiror wishes to terminate your employment "Without Cause" within two years after the Closing Date, it must first obtain the approval of each of Wu-Fu Chen and John Chambers, before taking such action. If Wu-Fu Chen is not employed by either Target or Acquiror, then such termination shall require the approval of Joseph Golden. If John Chambers is not employed by Acquiror, then such termination shall require the approval of Larry Carter.

               If Acquiror terminates your employment "Without Cause" or if you resign your employment for "Good Cause" prior to two (2) years after the Closing Date, then Acquiror will pay you, as severance, a lump sum payment equal to six times your monthly salary, less applicable deductions. All benefits and stock vesting would terminate as of the date of termination of your employment. You would, of course, be paid your salary through your date of termination, for the value of all unused vacation earned through that date, and allowed to continue your medical coverage to the extent provided for by COBRA, but you would not be entitled to any additional payments or benefits except as set forth herein.

                                                                   July 21, 1997


               If you resigned "Without Good Cause" or your employment were terminated for "Cause" within two (2) years of the Closing Date, then you would be paid all salary and benefits through the date of termination of your employment, but nothing else. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your failure to perform your material duties after receipt of a written warning issued which is consistent with Acquiror's performance review policies in effect at such time, (ii) engaging in misconduct which is demonstrably injurious to Acquiror; (iii) being convicted of a felony by a court of competent jurisdiction; (iv) committing an act of fraud against, or the misappropriation of property belonging to Acquiror; or (v) material breach of this agreement or any confidentiality or proprietary information agreement between you and Acquiror; provided, however, that if such "Cause" is reasonably curable, the Company shall not terminate your employment hereunder unless it first gives you notice of its intention to terminate and the grounds of such termination and you have not, within 30 days following the receipt of such notice, cured such "Cause." Acquiror will provide written notice of the reason for termination in the case of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause." A resignation for "Good Cause" will occur if you resign your employment within thirty (30) days of the occurrence of any of the following events: (1) Any reduction in your base salary as specified herein, unless such reduction is pursuant to a change in Acquiror's compensation policies generally; (2) a material reduction in your job duties (the position initially assigned to you hereunder), or (3) notice that you must relocate to an facility outside of the San Francisco Bay Area. A resignation by you in any other circumstances will be considered a resignation "Without Good Cause."

               If your employment with Acquiror were to continue after two (2) years beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or Acquiror could terminate your employment at any time for any reason with or without cause and without the obligation to pay you, or your right to, any severance payment except as may be provided at such time under Acquiror's employee benefit plans for which you are eligible.

Your Position

               You will initially have the title of Director, Marketing, reporting to Wu-Fu Chen. You will have whatever reasonable duties are assigned to you. Acquiror may change your title and duties as it sees fit although such change may constitute "Good Cause" for your resignation.


                                       2.

                                                                   July 21, 1997



Non-Competition

               You understand and agree that this agreement is entered into in connection with the acquisition by Acquiror of all of the outstanding stock of Target. You further understand and agree that you were a substantial shareholder or optionholder of Target; a key and significant member of the management of Target; and that Acquiror paid you substantial consideration in order to purchase your stock and/or option interest in Target. In addition, the parties agree that, prior to acquisition by Acquiror of the stock of Target, Acquiror was engaged in its business in each of the fifty states of the United States and in Canada. Acquiror represents and you understand that, following the acquisition by Acquiror of the stock of Target, Acquiror will continue conducting such business in all parts of the United States and in Canada.

               You agree that during your employment with Acquiror you will not engage in any other employment, business, or business related activity unless you receive Acquiror's prior written approval to hold such outside employment or engage in such business or activity. Such written approval will not be unreasonably withheld if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of Acquiror or otherwise conflict with or adversely affect in any way your performance of your employment obligations to Acquiror.

               Commencing on the Closing Date and continuing until the later of the date of termination of your employment with Acquiror or two (2) years after the Closing Date, except as provided below, you will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

               1. participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching), or Layer 3 switching (including IP and Multiprotocol switching), network management, or internetworking or networking software (the "Business") in the United States or Canada;

               2. induce or attempt to induce any person who at the time of such inducement is an employee of Acquiror to perform work or services for any other person or entity other than Acquiror; or

                                       3.

                                                                   July 21, 1997


               3. permit your name to be used in connection with a competitive Business. Notwithstanding the foregoing, you may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

               If your employment were terminated "Without Cause" or you resigned your employment for "Good Cause" within two years of the Closing Date, then this non-competition clause will expire upon the earlier of the following two dates (a) six months from the date of termination of your employment or (b) two years after the Closing Date. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to Acquiror under this agreement are unique and that irreparable harm will be suffered by Acquiror in the event of the breach by you of any of your obligations under this agreement, and that Acquiror will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by you against Acquiror shall not constitute a defense in any injunction action brought by Acquiror to obtain specific enforcement of said paragraphs.

Arbitration

               We each agree that any and all disputes between us which arise out of your employment, the termination of your employment, or under the terms of this agreement (except for any claim arising out of or relating to the non-competition clauses of this agreement) shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, any disputes regarding your employment by Acquiror or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with Acquiror or its termination. The only claims not covered by this section are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under the non-competition clauses of this agreement. Binding arbitration will be conducted in the San Francisco Bay Area in accordance with the rules and regulations of the American Arbitration Association. The parties will split the cost of the arbitration filing and hearing fees, and the cost of the

                                       4.

                                                                   July 21, 1997


arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. You understand and agree that arbitration shall be instead of any civil litigation, that each side waives its right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Miscellaneous Provisions

               This agreement will be the entire agreement between you and Acquiror relating to your employment and the additional matters provided for herein. This agreement supersedes and replaces any prior verbal or written agreements between the parties except as provided for herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same. This agreement may be amended or altered only in a writing signed by you and Acquiror. This agreement shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement. This offer is also contingent on you executing the Acquiror Proprietary Information and Inventions Agreement, a copy of which is attached hereto.



                                       5.

                                                                   July 21, 1997



               If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                       Sincerely,



                                       /s/ John T. Chambers
                                       ----------------------------








I agree to the terms and conditions in this offer.




 /s/ Rodney Kay
---------------------------
Dated:  July 23, 1997

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                   EXHIBIT I

                      EMPLOYMENT AGREEMENT FOR WU-FU CHEN

                                  July 17, 1997




Dear Mr. Chen:

               We are pleased to offer you the position of Vice President, Technology, reporting to Alex Mendez. This letter, if accepted, sets forth the terms of your employment with Cisco Systems, Inc. (hereafter "Acquiror") going forward. You will receive an annual salary of $220,000.00, less all applicable deductions. In addition, you would participate in all Acquiror benefits for which you are eligible, including Acquiror's stock option program. You would be eligible for a bonus under the Senior Management Incentive Bonus Plan of Acquiror applicable to your position for the current fiscal year that would be pro-rated based on your tenure with the Company this fiscal year. This offer is contingent on the occurrence of the closing of Acquiror's acquisition of Ardent Communications Corporation (hereafter "Target") and, if you accept this offer, it would take effect as of that Closing Date. The remaining terms of your employment would be as follows:

Travel and Relocation Expenses

               Acquiror shall pay all of your travel and living expenses incurred in connection with your employment by Acquiror while your place of residence is outside the state of California, including, but not limited to, the rental of housing selected by you and commuting costs (including airfare) between your place of residence and your place of work with Acquiror. A relocation package will be provided to you, in which Acquiror will manage your move. We anticipate that the following services will be used to assist with relocating to California from your current place of residence:

               a) Househunting trip: If taken prior to actual start date, one round-trip airfare for employee and spouse only, in addition to hotel accommodations, rental or one compact automobile, and reasonable expenses for 5 days;

               b) Shipment of household goods from one primary residence, including a maximum of one automobile;

               c) Air economy travel for employee, spouse and dependent family members who permanently reside with the employee and who will be relocating to the new household;

Mr. Chen                                                           July 17, 1997



               d) A miscellaneous relocation allowance of 1 month's salary, less applicable taxes, to be disbursed within 30 days of start date. This sum is intended to cover non-receipted miscellaneous expenses;

               e) Area orientation session with an Acquiror-approved vendor;

               f) Year end tax gross up on items a, e, g, and h at Acquiror's gross up rates of 28% federal and 6% state;

               g) Closing Cost Assistance up to 8% calculated on the sale of your existing primary residence, not to exceed $40,000;

               h)     Eligibility to participate in the Advanced Marketing
                      Program.

Term of Employment

               You agree to remain employed for a period of one (1) year after the Closing Date. Nevertheless, subject to the terms of this letter either you or Acquiror may terminate your employment at any time for any reason, with or without cause, by giving written notice of such termination. This will be true during and after the one (1) year period. However, if Acquiror wishes to terminate your employment "Without Cause" within one (1) year after the Closing Date, it must first obtain the approval of each of Cherng-Daw Hwang and John Chambers, before taking such action. If Cherng-Daw Hwang is not employed by either Target or Acquiror, then such termination shall require the approval of Joseph Golden. If John Chambers is not employed by Acquiror, then such termination shall require the approval of Larry Carter.

               If Acquiror terminates your employment "Without Cause" or if you resign your employment for "Good Cause" prior to one (1) year after the Closing Date, then Acquiror will pay you, as severance, a lump sum payment equal to six times your monthly salary, less applicable deductions. All benefits and stock vesting would terminate as of the date of termination of your employment. You would, of course, be paid your salary through your date of termination, for the value of all unused vacation earned through that date, and allowed to continue your medical coverage to the extent provided for by COBRA, but you would not be entitled to any additional payments or benefits except as set forth herein.

               If you resigned "Without Good Cause" or your employment were terminated for "Cause" within one (1) year of the Closing Date, then you would be paid

                                       2.

Mr. Chen                                                           July 17, 1997




all salary and benefits through the date of termination of your employment, but nothing else. A termination for "Cause" shall mean a termination for any of the following reasons: (i) your failure to perform your material duties after receipt of a written warning issued which is consistent with Acquiror's performance review policies in effect at such time, (ii) engaging in misconduct which is demonstrably injurious to Acquiror; (iii) being convicted of a felony by a court of competent jurisdiction; (iv) committing an act of fraud against, or the misappropriation of property belonging to Acquiror; or (v) material breach of this agreement or any confidentiality or proprietary information agreement between you and Acquiror; provided, however, that if such "Cause" is reasonably curable, the Company shall not terminate your employment hereunder unless it first gives you notice of its intention to terminate and the grounds of such termination and you have not, within 30 days following the receipt of such notice, cured such "Cause." Acquiror will provide written notice of the reason for termination in the case of any termination for "Cause." A termination for any other reason shall be a termination "Without Cause." A resignation for "Good Cause" will occur if you resign your employment within thirty (30) days of the occurrence of any of the following events: (1) Any reduction in your base salary as specified herein, unless such reduction is pursuant to a change in Acquiror's compensation policies generally; (2) a material reduction in your job duties (the position initially assigned to you hereunder), or (3) notice that you must relocate to an facility outside of the San Francisco Bay Area. A resignation by you in any other circumstances will be considered a resignation "Without Good Cause."

               If your employment with Acquiror were to continue after one (1) year beyond the Closing Date, then your employment would continue to be on an "at-will" basis. This means that either you or Acquiror could terminate your employment at any time for any reason with or without cause and without the obligation to pay you, or your right to, any severance payment except as may be provided at such time under Acquiror's employee benefit plans for which you are eligible.

Your Position

               You will initially have the title of Vice President, Technology, reporting to Alex Mendez. You will have whatever reasonable duties are assigned to you. Acquiror may change your title and duties as it sees fit although such change may constitute "Good Cause" for your resignation.


                                       3.

Mr. Chen                                                           July 17, 1997



Non-Competition

               You understand and agree that this agreement is entered into in connection with the acquisition by Acquiror of all of the outstanding stock of Target. You further understand and agree that you were a substantial shareholder or optionholder of Target; a key and significant member of the management of Target; and that Acquiror paid you substantial consideration in order to purchase your stock and/or option interest in Target. In addition, the parties agree that, prior to acquisition by Acquiror of the stock of Target, Acquiror was engaged in its business in each of the fifty states of the United States and in Canada. Acquiror represents and you understand that, following the acquisition by Acquiror of the stock of Target, Acquiror will continue conducting such business in all parts of the United States and in Canada.

               You agree that during your employment with Acquiror you will not engage in any other employment, business, or business related activity unless you receive Acquiror's prior written approval to hold such outside employment or engage in such business or activity. Such written approval will not be unreasonably withheld if such outside employment, business, or activity would not in any way be competitive with the business or proposed business of Acquiror or otherwise conflict with or adversely affect in any way your performance of your employment obligations to Acquiror.

               Commencing on the Closing Date and continuing until the later of the date of termination of your employment with Acquiror or one (1) year after the Closing Date, except as provided below, you will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

               1. participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching), or Layer 3 switching (including IP and Multiprotocol switching), network management, or internetworking or networking software (the "Business") in the United States or Canada;

               2. induce or attempt to induce any person who at the time of such inducement is an employee of Acquiror to perform work or services for any other person or entity other than Acquiror; or

                                       4.

Mr. Chen                                                           July 17, 1997



               3. permit your name to be used in connection with a competitive Business. Notwithstanding the foregoing, you may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

               If your employment were terminated "Without Cause" or you resigned your employment for "Good Cause" within one (1) year of the Closing Date, then this non-competition clause will expire upon the earlier of the following two dates (a) six months from the date of termination of your employment or (b) one (1) year after the Closing Date. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to Acquiror under this agreement are unique and that irreparable harm will be suffered by Acquiror in the event of the breach by you of any of your obligations under this agreement, and that Acquiror will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this agreement. Any claims asserted by you against Acquiror shall not constitute a defense in any injunction action brought by Acquiror to obtain specific enforcement of said paragraphs. Acquiror agrees to indemnify you against any claims, damages, expenses or costs (including attorney's fees and costs) or other liabilities arising from your non-competition agreements with Cascade Communications, Inc. and Arris Networks, Inc.

Arbitration

               We each agree that any and all disputes between us which arise out of your employment, the termination of your employment, or under the terms of this agreement (except for any claim arising out of or relating to the non-competition clauses of this agreement) shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this agreement, any disputes regarding your employment by Acquiror or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of your employment with Acquiror or its termination. The only claims not covered by this section are claims for benefits under the workers' compensation laws or unemployment insurance laws or claims under the non-competition clauses of this

                                       5.

Mr. Chen                                                           July 17, 1997


agreement. Binding arbitration will be conducted in the San Francisco Bay Area in accordance with the rules and regulations of the American Arbitration Association. The parties will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. You understand and agree that arbitration shall be instead of any civil litigation, that each side waives its right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

Repurchase Option

               Acquiror acknowledges that Mr. Chen entered into a Common Stock Purchase Agreement dated June 21, 1996, with Target which survives the closing of the acquisition and which provides that the Repurchase Option over certain shares of Mr. Chen's Common Stock shall lapse according to the following schedule: in the event Acquiror acquires all of the outstanding shares of Target, up to twenty-five percent (25%) of the Shares shall remain subject to the Repurchase Option; 1/12th of such Shares shall be released from the Repurchase Option at the end of each month following the closing of such acquisition by Acquiror until all such Shares are released from the Repurchase Option.

Miscellaneous Provisions

               This agreement will be the entire agreement between you and Acquiror relating to your employment and the additional matters provided for herein. This agreement supersedes and replaces any prior verbal or written agreements between the parties except as provided for herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same. This agreement may be amended or altered only in a writing signed by you and Acquiror. This agreement shall be construed and interpreted in accordance with the laws of the State of California. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this agreement. This offer is also contingent on you executing the Acquiror Proprietary Information and Inventions Agreement, a copy of which is attached hereto.

                                       6.

Mr. Chen                                                           July 17, 1997


               If you have any questions about this offer, please contact me. If you find this offer acceptable, please sign and date this letter below and return it to me.

                                       Sincerely,



                                       /s/ John T. Chambers
                                       ---------------------------








I agree to the terms and conditions in this offer.




 /s/ Wu-Fu Chen
---------------------------
Dated:  July 25, 1997

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]